                                                                Exhibit 4.1



                                  $110,000,000

                      AMENDED AND RESTATED LOAN AGREEMENT

                                     AMONG

                             PANTHERS BRHC LIMITED

                                 ("BORROWER"),

                           THE BANKS SIGNATORY HERETO

                                (the "LENDERS")

                                      and

                            THE BANK OF NOVA SCOTIA,

                                NEW YORK AGENCY

                                   ("AGENT"),

                    individually and as Agent for itself and

                                  the Lenders




                    ====================================

                          DATED AS OF:  JUNE 25, 1997

                    ====================================

                               TABLE OF CONTENTS


                                                                                                                    PAGE

                                                            ARTICLE 1

                                                   RULES OF USAGE; DEFINITIONS

         SECTION 1.1.
                      Rules of Usage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                      --------------
         SECTION 1.2.
                      Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                      -----------

                                                            ARTICLE 2

                                                           THE FACILITY

         SECTION 2.1.
                      The Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                      ------------
         SECTION 2.2. Facility Amortization   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                      ---------------------
                 (a)  Mandatory Amortization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                      ----------------------
                 (b)      Additional Cash Flow Amortization . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                          ---------------------------------
                 (c)      Optional Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                          --------------------
                 (d)      Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                          --------
                 (e)      Breakage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                          --------
         SECTION 2.3.  [Intentionally omitted]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 2.4.  Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                       --------
                 (a)  Rates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                      -----
                 (b)      Requests for Designation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                          ------------------------
                 (c)      Portions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                          --------
                 (d)      Maximum Number of Portions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                          --------------------------
                 (e)      After Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                          -------------
                 (f)      Automatic Conversion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                          --------------------
                 (g)      Notice of Change in Base Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                          -----------------------------
         SECTION 2.5. Interest Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                      ----------------
                 (a)  Facility Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                      -----------------
                 (b)      Default Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                          ----------------
         SECTION 2.6. Increased Costs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                      ---------------
         SECTION 2.7. INCREASED CAPITAL   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                      -----------------
         SECTION 2.8. LIBOR   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                      -----
                 (a)  Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                      ----------
                 (b)      Unavailable/Insufficient  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                          ------------------------
         SECTION 2.9. Payments and Computations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                      -------------------------
                 (a)  Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                      --------
                 (b)      Computations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                          ------------
                 (c)      Business Days . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                          -------------
                 (d)      Distributions by Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                          ----------------------
         SECTION 2.10.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                        -----
                 (a)  No Deduction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                      ------------

                                                                                                                     PAGE
                 (b)      Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                          ---------
                 (c)      Representation by Lenders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                          -------------------------
         SECTION 2.11.  Sharing of Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                        -------------------
         SECTION 2.12.  Costs and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                        ------------------
         SECTION 2.13.  Replacement of Lender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                        ---------------------

                                                            ARTICLE 3

                                                       CONDITIONS PRECEDENT

         SECTION 3.1. Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                      --------------------
                 (a)      Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                          -------------
                 (b)      Loan Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                          --------------
                 (c)      Other Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                          ---------------
                 (e)      Other Conditions Satisfied  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                          --------------------------

                                                            ARTICLE 4

                                                  REPRESENTATIONS AND WARRANTIES

         SECTION 4.1. REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                      ------------------------------
                 (a)      Borrower's Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                          -----------------------
                 (b)      Managing General Partner's Organization . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                          ---------------------------------------
                 (c)      Power and Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                          -------------------
                 (d)      Due Execution/Enforceability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                          ----------------------------
                 (e)      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                          ----------
                 (f)      Conflict  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                          --------
                 (g)      Governmental Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                          --------------------
                 (h)      Compliance; Zoning  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                          ------------------
                 (i)      Regulation U  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                          ------------
                 (j)      Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                          --------------------
                 (k)      Taxes and Assessments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                          ---------------------
                 (l)      Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                          -----
                 (m)      Condemnation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                          ------------
                 (n)      Management Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                          --------------------
                 (o)      Certain Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                          -------------------
                 (p)      ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                          -----
                 (q)      Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                          ---------
                 (r)      Written Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                          -------------------

                                                                                                                     PAGE

                                                             ARTICLE 5

                                                            COVENANTS
         SECTION 5.1. Affirmative Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                      ---------------------
                 (a)      Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                          ---------
                 (b)      Required Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                          ----------------
                 (c)      Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                          ----------
                 (d)      Authorized Persons  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                          ------------------
                 (e)      Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                          --------------------
                 (f)      Annual Budget . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                          -------------
                 (g)      Change in Circumstance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                          ----------------------
                 (h)      Additional Instruments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                          ----------------------
                 (i)      Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                          ---------
                 (j)      Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                          ----------
                 (k)      Single Purpose Entity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                          ---------------------
                 (l)      Appraisal Updates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                          -----------------
                 (m)      Construction Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                          --------------------
                 (n)      Construction Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                          ---------------------
                 (o)      Subcontracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                          ------------
                 (p)      Prosecution and Completion of Construction  . . . . . . . . . . . . . . . . . . . . . . . .  44
                          ------------------------------------------
                 (q)      Inspection; Repair  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                          ------------------
                 (r)      Final Lien Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                          ------------------
                 (s)      Post-Completion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                          ---------------
                 (t)      Deficiencies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                          ------------
                 (u)      Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                          ---------
                 (v)      Beach Club Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                          -----------------------
                 (w)      Interest Rate Protection Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                          ----------------------------------
                 (x)      TAA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                          ---
                 (y)      Licenses and Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                          --------------------
         SECTION 5.2. Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                      ------------------
                 (a)      Amendment or Modification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                          -------------------------
                 (b)      Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                          -------
                 (c)      Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                          ----------
                 (d)      Governing Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                          -------------------
                 (e)      Other Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                          ------------------
                 (f)      Payments; Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                          -----------------------
                 (g)      [Intentionally Omitted] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

                 (h)      Negative Pledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                          ---------------
                 (i)      Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                          -----------
                 (j)      Use of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                          ---------------

                                      iv

                                                             ARTICLE 6
                                                                                                                      PAGE
                                                  EVENTS OF DEFAULT AND REMEDIES
         SECTION 6.1. Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                      -----------------
                 (a)      Failure to Repay Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                          ----------------------
                 (b)      Failure to Pay Other Monetary Obligations . . . . . . . . . . . . . . . . . . . . . . . . .  49
                          -----------------------------------------
                 (c)      Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                          -----------------------
                 (d)      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                          ----------
                 (e)      [Intentionally omitted].  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                           ---------------------
                 (f)      Completion of Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                          --------------------------
                 (g)      Failure to Perform  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                          ------------------
                 (h)      Misrepresentations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                          ------------------
                 (i)      Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                          -----------------
                 (j)      Insolvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                          ----------
         SECTION 6.2. Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                      --------
                 (a)      Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                          ------------
                 (b)      Possession  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                          ----------
                 (c)      No Further Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                          ----------------------
                 (d)      Injunctive Relief . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                          -----------------
                 (e)      Cash Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                          ---------------
         SECTION 6.3. Remedies Cumulative; Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                      ----------------------------

                                                            ARTICLE 7

                                                          MISCELLANEOUS

         SECTION 7.1. Agent's Discretion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                      ------------------
         SECTION 7.2. No Third Party Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                      --------------------------
         SECTION 7.3. No Joint Venture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                      ----------------
         SECTION 7.4. Reliance on Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                      ------------------------------------------
         SECTION 7.5. Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                      -------
         SECTION 7.6. Time of the Essence   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                      -------------------
         SECTION 7.7. Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                      ------------
         SECTION 7.8. Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                      -------------
         SECTION 7.9. Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                      ------------
         SECTION 7.10.  Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                        ------------
         SECTION 7.11.  Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                        --------
         SECTION 7.12.  Controlling Document; Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
                        -------------------------------
         SECTION 7.13.  Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
                        --------------------
         SECTION 7.14.  Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
                        ------
         SECTION 7.15.  Assignment by Lenders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
                        ---------------------
         SECTION 7.16.  Right of Set-Off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
                        ----------------
         SECTION 7.17.  LIMITATION ON LIABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                        -----------------------

                                                                                                                     PAGE
         SECTION 7.18.  Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                        ---------
         SECTION 7.19.  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                        ---------------
         SECTION 7.20.  Lender Exculpation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                        ------------------

                                                            ARTICLE 8

                                                              AGENT

         SECTION 8.1. Authorization and Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                      ------------------------

                                                            ARTICLE 9

                                                  COLLATERAL RELEASE PROVISIONS

         SECTION 9.1. Partial Release of Collateral   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                      -----------------------------

                        TABLE OF SCHEDULES AND EXHIBITS

Schedule 1                Quarterly Facility Amortization
Schedule 2                Intentionally Omitted
Schedule 3                Litigation

Exhibit A                 Form of Note
Exhibit B                 Intentionally Omitted
Exhibit C                 Description of Conference Plans and Specifications
Exhibit D                 Construction Budget
Exhibit E                 Form of Request for Construction Disbursement
Exhibit F                 Form of Inspection Certificate
Exhibit G                 Form of Contractor's Certificate
Exhibit H                 Form of Consent to Assignment of Agreement


                      AMENDED AND RESTATED LOAN AGREEMENT

                 THIS AMENDED AND RESTATED LOAN AGREEMENT (this "AGREEMENT"), dated as of June 25, 1997, among PANTHERS BRHC LIMITED, a Florida limited partnership having its principal place of business at 501 East Camino Real, Boca Raton, Florida 33432 ("BORROWER"), the banks listed on the signature pages hereof (collectively with their respective successors and permitted assigns, the "LENDERS") and THE BANK OF NOVA SCOTIA ("SCOTIABANK"), a Canadian chartered bank acting by and through its New York Agency and having an office at One Liberty Plaza, New York, New York 10006, individually and as agent ("AGENT") for the Lenders.


                              W I T N E S S E T H:

                 WHEREAS, Boca Raton Hotel and Club Limited Partnership, a Florida limited partnership ("BRHC"), the Lenders and Agent entered into that certain Loan Agreement, dated as of August 22, 1996 (the "ORIGINAL LOAN AGREEMENT"), pursuant to which the Lenders advanced the Facility to BRHC;

                 WHEREAS, on the date hereof, Borrower has acquired all of BRHC's right, title and interest in the Property, subject to the Mortgage which secures the Facility;

                 WHEREAS, Borrower has assumed all of BRHC's rights and obligations under the Original Loan Agreement, the notes issued thereunder (the "ORIGINAL NOTES") and the other agreements and documents related thereto (the "ORIGINAL LOAN DOCUMENTS") pursuant to that certain Assumption Agreement, dated as of the date hereof, from Borrower in favor of the Lenders and Agent; and

                 WHEREAS, Borrower, the Lenders and Agent desire to amend and restate the Original Loan Agreement, the Original Notes and the Original Loan Documents in their entireties.

                 NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, the Lenders and Agent agree that the Original Loan Agreement is hereby amended and restated in its entirely as follows:
                                   ARTICLE 1

                          RULES OF USAGE; DEFINITIONS

                 SECTION 1.1. RULES OF USAGE. The following rules of usage shall apply to this Agreement:

                 (a) Singular words shall connote the plural as well as the singular, and vice versa (except as indicated), as may be appropriate;

                 (b) Unless otherwise indicated, references in this Agreement to Sections or Exhibits are references to Sections or Exhibits of this Agreement;

                 (c) The headings, subheadings and table of contents used in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect any meanings, construction or effect;

                 (d) "or" is not exclusive and "include" and "including" are not limiting; and

                 (e) "hereby," "herein," "hereof," and "hereunder" refer to this Agreement, as it may be amended, modified or supplemented from time to time in accordance with its terms.

                 SECTION 1.2. DEFINITIONS. The following terms when used in this Agreement shall have the respective meanings set forth below:

                 ACCOUNTING RULES: GAAP, and where applicable, USAH, in each case, consistently applied.

                 ACCOUNTS:  As defined in the Security Agreement.

                 ADDITIONAL CASH FLOW AMORTIZATION: As defined in the Security Agreement.

                 ADJUSTED DEBT SERVICE: An annual principal and interest payment with respect to the Total Debt calculated so as to amortize fully the amount of the Total Debt on a twenty-five (25) year amortization schedule (using the constant payment method) assuming a per annum interest rate equal to the Adjusted Debt Service Interest Rate.

                 ADJUSTED DEBT SERVICE COVERAGE RATIO: The ratio of (i) the Available Cash Flow for the immediately preceding twelve (12) months divided by
(ii) the Adjusted Debt Service.

                 ADJUSTED DEBT SERVICE INTEREST RATE: At any time, the greater of (i) the sum of (A) the current Five-Year Treasury Yield and (B) 2.75% or
(ii) nine percent (9%).

                 AFFILIATE: With respect to any Person, any other current or future Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such person or entity.

                 AGENT:  Scotiabank, in its capacity as agent for the Lenders.

                 ANNUAL BUDGET:  As defined in Section 5.1(f).

                 APPRAISAL UPDATE: An update to the appraisal of the Real Property, dated May 10, 1995, performed by Hospitality Valuation Services, A Division of Hotel Appraisals, Inc., or such other appraiser as Agent may reasonably approve, (i) in form and substance satisfactory to Agent, (ii) paid for by Borrower and (iii) made in accordance with the requirements of FIRREA.

                 ARCHITECT: Ahearn-Schopfer and Associates P.C., or such other architect as Agent may approve.

                 ARCHITECT'S AGREEMENT: The agreement between BRHC, as assigned to Borrower, and Architect, dated April 1, 1995, regarding the Conference Construction.

                 AS-BUILT CONFERENCE PLANS AND SPECIFICATIONS:   A full set of
plans and specifications for the Conference Improvements as of Conference Substantial Completion and as approved by the Lender Construction
Representative, including all revisions made thereto in accordance with Section 5.2(k).

                 AS-BUILT SURVEY: The survey entitled "Boca Raton Hotel and Club" referenced in the definition of Survey, updated after Conference Substantial Completion to show the location of the Conference Improvements, certified to the Agent and the Title Insurer and in form and substance reasonably satisfactory to Agent.

                 ASSIGNED AGREEMENTS:  As defined in the Mortgage.

                 ASSUMPTION AGREEMENT: An Assumption Agreement, dated as of the date hereof, pursuant to which Borrower shall assume all of the obligations of BRHC under the Mortgage and the other obligations described therein, in form and substance satisfactory to Agent.

                 AVAILABLE CASH FLOW: With respect to any period, the difference between (a) the sum of (i) all Revenues received during such period and (ii) all payments received from Premier Club members during such period (A) as Premier Club Cash Deposits and (B) as payments of interest or principal on Premier Club Notes minus (b) the sum of (i) all Operating Expenses paid during such period, (ii) all amounts paid into the Replacement Reserve Account pursuant to the Security Agreement during such period and (iii) all amounts paid into the Tax Reserve Account pursuant to the Security Agreement during such period.

                 BANKRUPTCY CODE: The Bankruptcy Reform Act of 1978, as amended and as the same may be further amended, and any other applicable law with respect to bankruptcy, insolvency or reorganization that is a successor thereto.

                 BASE RATE: A fluctuating interest rate per annum in effect from time to time equal at all times to the rate of interest announced publicly by Scotiabank in Atlanta, Georgia, from time to time, as its base lending rate.

                 BASE RATE PORTION: Any portion of the Facility with respect to which interest shall be calculated in accordance with Section 2.4(a)(ii).

                 BEACH CLUB COMPLETION DATE:  December 31, 1998.

                 BEACH CLUB CONSTRUCTION: The renovation of the improvements located on the beachfront portion of the Real Estate in accordance with a Capital Expenditure Plan approved by Agent.

                 BEACH CLUB RESERVE: (i) Prior to Beach Club Substantial Completion, $1,300,000 or (ii) from and after Beach Club Substantial Completion or a partial prepayment of the Facility in the amount of $1,300,000 in accordance with Section 5.1(v), zero.

                 BEACH CLUB SUBSTANTIAL COMPLETION: The date on which the Beach Club Construction has been substantially completed in accordance with the plans and specifications therefor and all approvals and permits required for the intended use and occupancy thereof (including a temporary certificate of occupancy if required for occupancy under applicable laws or its equivalent for each building comprising any part of the Beach Club Construction and each other improvement requiring any such permit under applicable laws) have been obtained, in each case, as certified by Borrower and the architect engaged by Borrower in connection with the Beach Club Construction.

                 BORROWER:  As defined in the Preamble.

                 BORROWER CONFIDENTIAL INFORMATION: Any (a) information that Borrower furnishes to Agent or any Lender in a writing designated as confidential and (b) financial information regarding Borrower or the Property, including projections of the operating results of the Real Property, that Borrower furnishes to Agent or any Lender, but in each case does not include any such information that is or becomes generally available to Agent or such Lender from a source other than Borrower or any Affiliate thereof and which Agent or such Lender does not know is subject to a confidentiality agreement or order.

                 BORROWER ENTITY: Any of Borrower, any General Partner or Holdings.

                 BRHC:  As defined in the recitals to this Agreement.

                 BUSINESS DAY: A day on which banks are not required or authorized to close in New York City or Boca Raton, Florida.

                 CAPITAL EXPENDITURE PLAN:  As defined in Section 9.1.

                 CAROLINA AGREEMENTS:  As defined in the Mortgage.

                 CHANGE OF CONTROL: Any Equity Transfer the result of which is that Holdings does not, either directly or indirectly, own one hundred percent (100%) of (i) Managing General Partner and (ii) Limited Partner.

                 CONFERENCE COMPLETION DATE:  March 1, 1998.

                 CONFERENCE CONSTRUCTION: The capital improvement program at the Real Property consisting of a new conference center space, as more specifically described in the Conference Plans and Specifications.

                 CONFERENCE CONSTRUCTION BUDGET: The budget attached hereto as Exhibit D, setting forth the costs and expenses related to the Conference Construction.

                 CONFERENCE CONSTRUCTION CONTRACT: The Contract, dated as of August 21, 1996, between BRHC, as assigned to Borrower, and Contractor covering the Conference Construction.

                 CONFERENCE CONSTRUCTION COSTS: All hard and soft costs incurred in the construction of the Conference Improvements, including the cost of any Furnishings and Equipment with respect to the Conference Improvements.

                 CONFERENCE CONSTRUCTION DISBURSEMENT: A disbursement from the Facility Escrow Account for the construction of the Conference Improvements made in accordance with the terms and conditions set forth on Exhibit A to the Security Agreement.

                 CONFERENCE CONSTRUCTION LEGAL COMPLIANCE: Borrower's satisfaction of all of the following:

                 (a) the Conference Improvements through the date of determination have been constructed in accordance with the Conference Plans and Specifications (other than deviations therefrom that are immaterial individually and in the aggregate) and in compliance with all Legal Requirements;

                 (b) all entitlements, approvals, allocations, certificates, authorizations, permits and licenses required (i) through the then-current stage of construction and (ii) in order to achieve Conference Substantial Completion by the Conference Completion Date have been obtained from all appropriate Governmental Authorities and have been validly obtained without qualification other than as set forth in the Conference Construction Resolutions or as otherwise approved by Agent;

                 (c) all conditions to the issuance of, and the requirements under, all permits, conditional use permits and licenses required through the current stage of construction have been satisfied; and

                 (d) there is no pending or threatened investigations, appeals, suits or other actions leading to or threatening the revocation, suspension or qualification of any of such permits or approvals.

                 CONFERENCE CONSTRUCTION RESOLUTIONS: (i) Planning and Zoning Board Approval (Resolution No. 95-26) (which modifies Resolution No. 90-37) adopted by the Zoning and Planning Board of the City of Boca Raton and (ii) City Council Approval (Resolution No. 145-95) (which modifies previous City Council Resolutions No. 192-90 and 38-83) adopted by the City Council of the City of Boca Raton, each in connection with the Conference Construction.

                 CONFERENCE IMPROVEMENTS: The Improvements to be constructed as part of the Conference Construction.

                 CONFERENCE PLANS AND SPECIFICATIONS: The drawings and specifications for the development and construction of the Conference Improvements described on Exhibit C, as the same may be modified and amended in accordance with the terms hereof.

                 CONFERENCE SUBSTANTIAL COMPLETION: The satisfaction of all of the following conditions:

                 (a) The Conference Construction shall have been completed substantially in accordance with the Conference Plans and Specifications, as certified by the Architect on a standard AIA-G704 form and approved by the Lender Construction Representative, such approval not to be unreasonably withheld or delayed;

                 (b) All permits and approvals required for the normal use and occupancy of the Conference Improvements (including a temporary certificate of occupancy if required for occupancy under applicable laws or its equivalent for each building comprising any part of the Conference Improvements and each other improvement requiring any such permit under applicable laws) for the intended operation of the Conference Improvements shall have been issued by the appropriate Governmental Authority and shall be in full force and effect; and

                 (c) The Conference Improvements shall have been equipped with all Furnishings and Equipment required for the intended use and operation of such Improvements.

                 CONTRACTOR: Fluor Daniel, Inc. or such other general contractor or construction manager as Agent and the Lender Construction Representative may approve.

                 CONTROL: As to any Person, the possession, direct or indirect, of the power to vote fifty percent (50%) or more of the voting stock or other ownership interests of such Person and to direct or cause direction of the management and policies of such Person, whether through ownership of voting interests, by contract or otherwise.

                 CONTROLLED GROUP: All members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Person, are treated as a single employer under Section 414(b) or 414(c) of the Internal Revenue Code.

                 DEBT SERVICE: The aggregate sum of interest and principal payments that were due and payable (whether or not actually paid) in the immediately preceding twelve (12) months on the Total Debt.

                 DEER CREEK AGREEMENTS:  As defined in the Mortgage.

                 DEBT SERVICE COVERAGE RATIO: The ratio of (i) the Available Cash Flow for the immediately preceding twelve (12) months divided by (ii) the Debt Service.

                 DEFAULT: Any event or failure of any event or condition to occur which constitutes or would, after the giving of notice or lapse of time or both, constitute an Event of Default.

                 DEFAULT RATE: A per annum rate of interest equal to (i) with respect to any LIBOR Portion, the sum of (A) the applicable LIBOR and (B) 4.25%, (ii) with respect to any Base Rate Portion, the sum of (A) the Base Rate and (B) 2.25%, and (iii) with respect to any other amount owed by Borrower hereunder or under any other Loan Document and specified in such Loan
Document to accrue interest at the Default Rate, the sum of (A) the Base Rate and B 2.25%.

                 DEFICIENCY:  The positive amount, if any, by which the sum of
(i) the then-current balances of the Facility Escrow Account and Operating Account available or anticipated to be available for Conference Construction Disbursements and (ii) the Available Cash Flow from operations anticipated to be available from time to time in the Facility Escrow Account for Conference Construction Disbursements through the anticipated date of Conference Substantial Completion (as estimated by Borrower and approved by Agent or by Agent in the event Borrower fails to provide such estimate within five (5) days after a request by Agent) is less than the amount (the "COMPLETION AMOUNT") that will be required to be paid by Borrower to bring about Conference Substantial Completion, the Completion Amount to be determined (A) by Borrower and approved by the Lender Construction Representative or (B) in the event Borrower fails to determine such amount within five (5) days after a request by Agent, by the Lender Construction Representative.

                 DEPOSITORY AGREEMENTS: (i) The Depository Agreement, dated as of the date hereof, among Borrower, the Operating Account Depositary and Agent and (ii) the Depository Agreement, dated as of the date hereof, among Borrower, the Facility Depositary and Agent.

                 DISTRIBUTION:  As defined in Section 5.2(f).

                 EFFECTIVE DATE: The date upon which all of the conditions set forth in Section 3.1 shall have been satisfied.

                 ELIGIBLE ASSIGNEE: Any Person who is (a) a commercial bank organized under the laws of the United States of America or any state thereof;
(b) a savings and loan association or savings bank organized under the laws of the United States of America or any state thereof; (c) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided, that (x) such bank is acting through a branch or agency located in the United States of America or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; (d) an institutional lender including, but not limited to, insurance companies, mutual funds, Mortgage REITS, pension funds, educational or charitable organizations and lease financing companies or (e) any Lender and any Affiliate of any Lender; provided, however, that prior to the occurrence of an Event of Default, an Eligible Assignee shall not include any Person described in clause (d) above who, either directly or through one or more Affiliates, owns or makes direct or indirect equity investments in, or operates one or more luxury hotels of a similar quality and class to that of the Real Property other than through foreclosure, deed in lieu of foreclosure or otherwise in connection with the exercise of remedies relating to a loan made by such Person.

                 ENFORCEMENT ACTION: Any (i) foreclosure proceeding, the exercise of any power of sale, the taking of a deed or assignment in lieu of foreclosure, the obtaining of a receiver or the taking of any other enforcement action against the Property or Borrower, including the taking of possession, or control, of the Property or (ii) acceleration of, or demand or action taken in order to collect, all or any indebtedness secured by the Property.

                 ENVIRONMENTAL INDEMNITY: The Amended and Restated Environmental Indemnity, dated as of the date hereof, from the Borrower Entities in favor of the Lenders.

                 EQUITY TRANSFER: Any voluntary or involuntary, direct or indirect, sale, grant, conveyance, encumbrance, pledge or other transfer, by operation of law or otherwise, of any beneficial interest in the referenced entity, including the issuance, transfer or redemption of any equity interest (whether stock, partnership interest or otherwise).

                 ERISA: The Employee Retirement Income Security Act of 1974, as amended, as now or hereafter in effect, or any successor legislation thereto.

                 EUROCURRENCY LIABILITIES: As defined in Section 204.2(h) of Regulation D.

                 EURODOLLAR OBLIGATIONS: Eurocurrency Liabilities and non-personal time deposits (as defined in Section 204.2(f)(v) of Regulation D).

                 EVENT OF DEFAULT:  As defined in Section 6.1.

                 EXCULPATED PARTY: Each General Partner and each shareholder, officer, director or agent thereof.

                 EXPANSION PLAN: The capital improvement program at the Real Property generally consisting of the Beach Club Construction and the Conference Construction.

                 EXPANSION PLAN IMPROVEMENTS: The Improvements to be constructed as part of the Expansion Plan.

                 FACILITY:  The One Hundred Ten Million Dollar
($110,000,000.00) loan advanced by the Lenders to Borrower in accordance with the terms and provisions of the Original Loan Agreement.

                 FACILITY DEPOSITARY:  As defined in the Security Agreement.

                 FACILITY ESCROW ACCOUNT:  As defined in the Security Agreement.

                 FEDERAL FUNDS RATE: For any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by Agent from three (3) federal funds brokers of recognized standing selected by it.

                 FINAL CONFERENCE CONSTRUCTION DISBURSEMENT: The Conference Construction Disbursement in respect of the retainage under the Conference Construction Contract and any other unpaid Conference Construction Costs as of the date of such disbursement.

                 FINANCIAL STATEMENTS:  As defined in Section 5.1(e).

                 FINANCING STATEMENTS:  As defined in the Security Agreement.

                 FIRREA: The Financial Institutions Reform, Recovery and Enforcement Act of 1989, Pub. L. No. 101-73, 103 Stat. 183 (1989) and the regulations adopted pursuant thereto, as the same may be amended from time to time.

                 FIVE YEAR TREASURY YIELD: The Treasury Rate for the period commencing on the date of determination and ending on the five (5) year anniversary of such date.

                 FORCE MAJEURE: Any of the following: (a) acts of declared or undeclared war by a foreign enemy; (b) riots; (c) casualty or condemnation; (d) floods; (e) earthquakes or acts of God; (f) labor strikes not caused or aggravated by any Borrower Entity or Contractor; or (g) any other event not within the reasonable control of any Borrower Entity or Contractor, but shall not include: (i) inefficiencies on the part of Borrower, Contractor, Architect or any subcontractor or other design professional; (ii) late performance caused by failure to hire an adequate number of subcontractors, supervisors and/or laborers; (iii) any cause or occurrence which any Borrower Entity could reasonably control or circumvent; or (iv) delays, stoppage or any other interference with construction caused by insolvency, bankruptcy or any lack of funds of Contractor or any Borrower Entity.

                 FORM 1001:  As defined in Section 2.10(b).

                 FORM 4224:  As defined in Section 2.10(b).

                 FURNISHINGS AND EQUIPMENT:  As defined in the Mortgage.

                 GAAP: Generally accepted accounting principles in the United States of America in effect from time to time.

                 GENERAL PARTNER:  Each of Managing General Partner and BRHC.

                 GOVERNMENTAL AUTHORITY:   The United States of America, any
State and any political subdivision or regional division thereof, and any agency, department, court, regulatory body, commission, board, bureau or instrumentality of any of them which exercises jurisdiction over the Real Property or any Borrower Entity.

                 HEDGE PROVIDER: Any counter-party to an Interest Rate Protection Agreement.

                 HOLDINGS: Florida Panthers Holdings, Inc., a Florida corporation.

                 IMPOSITIONS:  As defined in the Mortgage.

                 IMPROVEMENTS:  As defined in the Mortgage.

                 INDEBTEDNESS: With respect to any Person means, without duplication, (a) any indebtedness of such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of any property or asset of such Person to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person), (b) any obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than ninety
(90) days incurred in the ordinary course of such Person's business), (c) any obligations of such Person evidenced by notes, bonds, debentures, interest rate exchange agreements or other similar instruments, (d) any obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) any obligations of such Person as lessee under leases that have been or should be, in accordance with the Accounting Rules, recorded as capital leases, (f) any obligations of such Person as a result of any final judgment rendered against such Person or any settlement agreement entered into by such Person with respect to any litigation unless such obligations are stayed upon appeal (for so long as such appeal shall be maintained) or are fully discharged or bonded within thirty (30) days after the entry of such judgment or execution of such settlement agreement, (g) any obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (h) any Indebtedness of others referred to in clauses (a) through (g) above or clause (i) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (i) any Indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; provided, however, that Indebtedness shall in no event include the inchoate right of any mechanic, materialman or supplier to file a lien.

                 INDEMNIFIED PARTY:  As defined in Section 7.18.

                 INSPECTION CERTIFICATE: A certificate from the Lender Construction Representative in the form of Exhibit F.

                 INTEREST PERIOD: With respect to any LIBOR Portion, the applicable LIBOR Period and with respect to any Base Rate Portion, the period during which such Base Rate Portion was designated as such by Borrower in accordance with Section 2.4.

                 INTEREST RATE PROTECTION AGREEMENTS: Collectively, any (i) interest rate cap agreements, (ii) interest rate floor agreements or (iii) any ISDA Interest Rate and Currency Exchange Agreements and any and all interest rate swap transactions under separate confirmations entered into thereunder, between Borrower and any Hedge Provider, as the same may, from time to time, be amended, supplemented or otherwise modified.

                 INTERNAL REVENUE CODE: The Internal Revenue Code of 1986, as amended and as hereafter amended and in effect, or any successor legislation.

                 LAND:  As defined in the Mortgage.

                 LEGAL REQUIREMENTS: All applicable laws, statutes, ordinances, rulings, regulations, codes, decrees, orders, judgments, covenants, conditions, restrictions, approvals, permits and requirements under any Permitted Exception or of, from or by any Governmental Authority, including zoning, subdivision, use, environmental, building, safety, health, housing and fire.

                 LENDER CONSTRUCTION REPRESENTATIVE: Greystone Realty Corporation or such other representative or representatives as Agent may designate from time to time.

                 LENDER INTERCREDITOR AGREEMENT: The Intercreditor Agreement, dated as of August 22, 1996, among the Lenders and Agent.

                 LENDERS: Scotiabank, in its individual capacity, and the other Lenders designated on the signature pages of this Agreement as "Lenders".

                 LIBOR: The rate per annum equal to (a) the LIBOR Base divided by (b) 1 minus the LIBOR Reserve Percentage.

                 LIBOR BANKING DAY: Any banking day on which dealings in U.S. dollar deposits are conducted by and between banks in the London Interbank Market.

                 LIBOR BASE: The rate per annum equal to the London interbank offered rate for deposits in U.S. Dollars for a period equal to the applicable LIBOR Period as of 11:00 A.M. (London time) two (2) LIBOR Banking Days (or, if not a Business Day, the next previous LIBOR Banking Day that is also a Business
Day) before the first day of the applicable LIBOR Period. The applicable LIBOR Base shall be determined by Agent by selecting the rate for the applicable LIBOR Period for U.S. dollars shown on the display designated as page "British Bankers Association LIBOR Rates" on the Reuters Monitor Money Rates Service (or such other page as may replace such page on that service for the purpose of displaying London interbank offered rates of major banks) (rounded upward, if necessary, to the nearest one-hundred-thousandth of a percentage point); provided, however that if the Reuters Monitor Money Rates Service shall not publish or shall cease publication of such information with respect to any LIBOR Period applicable to a particular LIBOR Portion, the applicable LIBOR Base shall be determined by Agent by reference to the Telerate, Inc. display designated as page 3750 -- "British Bankers Association Interest Settlement Rates" (or such other page as may replace such page on the Telerate, Inc. service for the purpose of displaying London interbank offered rates) (rounded upward, if necessary, to the nearest one-hundred-thousandth of a percentage point); provided, further, however, that if Telerate, Inc. shall not publish or shall cease publication of such information with respect to any LIBOR Period applicable to a particular LIBOR Portion, the applicable LIBOR Base shall be determined by Agent by reference to the rate at which deposits in U.S. Dollars are offered by the principal office of Scotiabank in the London interbank market for the applicable LIBOR Period. The determination of the LIBOR Base by Agent shall be conclusive absent manifest error.

                 LIBOR BREAKAGE: The amount of losses, costs, charges and damages which are actually incurred or which would be incurred by any Lender (as reasonably determined by Agent in consultation with such Lender) as a result of any early termination of any arrangement, or the entry into a new arrangement, with any other member of the London interbank market for the funding of such Lender's portion of the Facility (determined as though such Lender had funded 100% of such portion in the London interbank market and calculated as of the date of the applicable repayment or acceleration).

                 LIBOR LENDING OFFICE: The principal office of Scotiabank in London, England, or such other office or branch of Scotiabank as it may hereafter designate as its LIBOR Lending Office.

                 LIBOR PERIOD: As to each LIBOR Portion, a period commencing on a LIBOR Banking Day and ending one, two, three, six or twelve months thereafter, in each case as specified by Borrower or otherwise determined in accordance with the terms of this Agreement; provided, however, that any LIBOR Period that would otherwise end on a day that is not a LIBOR Banking Day shall be extended to the next succeeding LIBOR Banking Day that is also a Business Day unless such LIBOR Banking Day falls in another calendar month, in which case such LIBOR Period shall end on the next preceding LIBOR Banking Day that is also a Business Day. The duration of each LIBOR Period shall be selected by Borrower with respect to each LIBOR Portion upon notice received by the Lender in accordance with Section 2.4(b); provided, however, that Borrower may not select any LIBOR Period which ends after the date upon which any principal repayment of the Facility is due under Section 2.2 unless, after giving effect to such selection, the aggregate unpaid principal amount of (i) Base Rate Portions and (ii) LIBOR Portions having LIBOR Periods which end on or prior to such principal repayment date shall be greater than or equal to the principal amounts due and payable on and prior to such date.

                 LIBOR PORTION: Any portion of the Facility with respect to which interest shall be calculated in accordance with Section 2.4(a)(i).

                 LIBOR RESERVE PERCENTAGE: With respect to any LIBOR Portion, the percentage representing the reserve requirement, if any, applicable to Eurodollar Obligations of the Lenders pursuant to Regulation D. In determining the LIBOR Reserve Percentage, Agent shall take into account any transitional adjustment or phase-in provisions of the reserve requirements otherwise applicable to Eurodollar Obligations during the applicable LIBOR Period, and, in the event of any change or variation in the reserve requirements during the applicable LIBOR Period, Agent may use any reasonable averaging or attribution methods which it deems appropriate. The determination by Agent of any applicable LIBOR Reserve Percentage shall be conclusive, absent manifest error.

                 LIMITED PARTNER: Panthers BRLP Corporation, a Florida corporation.

                 LINE ITEM: A line item in the Conference Construction Budget or Annual Budget, as the context may require.

                 LIQUOR LICENSE FILING: The notice filing of Borrower's collateral assignment of the Liquor Licenses to the Lenders, in form and substance satisfactory to the Lenders.

                 LIQUOR LICENSES:  As defined in the Mortgage.

                 LOAN DOCUMENTS:  This Agreement, the documents listed in
Section 3.1(b) and all other instruments, certificates, legal opinions and documents executed and delivered by any or all of Borrower, Agent or the Lenders in connection with the Facility, and all amendments, supplements, and modifications thereto and extensions and restatements thereof.

                 MANAGER:  Panthers BRHC Management Corporation.

                 MANAGEMENT AGREEMENT: That certain Management Agreement, dated as of June 25, 1997, between Manager and Borrower.

                 MANAGEMENT SUBORDINATION AGREEMENT: That certain Subordination Agreement, dated as of the date hereof, among Agent, Manager and Borrower.

                 MANAGING GENERAL PARTNER: Panthers BRGP Corporation, a Florida corporation.

                 MATERIAL ADVERSE CHANGE: Any material adverse change in the business, condition (financial or otherwise), operations, prospects or performance of Borrower or the Property.

                 MATERIAL AGREEMENTS: The Management Agreement, the Liquor Licenses, the Premier Club Membership Documents, the Conference Construction Contract and the Architect's Agreement.

                 MATURITY DATE:  August 22, 2001.

                 MINIMUM LIQUIDITY AMOUNT: As of any Restricted Payment Release Date and based upon the actual performance of the Real Property to such Restricted Payment Release Date and the anticipated Revenues and Operating Expenses set forth in Borrower's then-current Annual Budget, that maximum amount (not less than zero) equal to the sum of Borrower's estimated required draws from the Facility Escrow Account to the Operating Account (after giving credit for all amounts anticipated to be swept from the Operating Account into the Facility Escrow Account and the timing of such sweeps) calculated to permit Borrower to (i) pay all Operating Expenses and maintain the Operating Account at the Operating Account Target Balance at all times through the end of the then-current calendar year and (ii) to pay all required debt service with respect to the Total Debt (calculated taking into account any payments to or from the Hedge Provider under the Interest Rate Protection Agreements) and to make the required disbursements to the Replacement Reserve Account and Tax Reserve Account in accordance with the Security Agreement through the end of the then-current calendar year. The Minimum Liquidity Amount shall be calculated by Borrower and certified by Borrower to Agent as correct and calculated in the manner set forth herein not less than ten (10) Business Days prior to each Restricted Payment Release Date and shall be subject to Agent's approval, such approval not to be unreasonably withheld and notice of such approval or the withholding of such approval to be given by Agent to Borrower on or prior to such Restricted Payment Release Date.

                 MONTHLY RESERVE DEPOSIT: The amount required to be deposited by Borrower in the Replacement Reserve Account each month pursuant to the terms and provisions of the Security Agreement.

                 MORTGAGE: The Second Amended and Restated Mortgage, Security Agreement and Financing Statement, dated as of August 22, 1996, from BRHC in favor of Agent granting Agent, on behalf of the Lenders, a first priority lien on, and security interest in, the Property.

                 MORTGAGE REIT: Any real estate investment trust primarily engaged in providing mortgage financing (as opposed to equity investment in real property) and which, at the time of determination, does not own or maintain equity investments in any luxury hotels of a similar quality and class to that of the Real Property (other than as a result of foreclosure, deed in lieu of foreclosure or other exercise of remedies in connection with a mortgage financing).

                 NET SALES PROCEEDS: With respect to the sale of any part of the Real Property approved by Agent in accordance with Article 9, an amount equal to the gross sales price and all other consideration from whatever source derived from the sale of such Real Property (such amount to be no less than the prevailing fair market value for such Real Property), minus the sum of (a) the amount of any sales commission actually paid to an independent broker unaffiliated with Borrower with respect to such sale, (b) the amount of any transfer taxes actually paid by Borrower with respect to such sale, (c) Borrower's reasonable legal fees associated with such sale and (d) such other reasonable expenses paid by Borrower in connection with such sale and customarily paid by sellers of real property in Palm Beach County, Florida at the time of such sale.

                 NOTE: Each Amended and Restated Note, dated as of the Effective Date, in the form of Exhibit A given by Borrower in favor of a Lender evidencing a portion of Borrower's indebtedness under the Facility, as the same may, from time to time, be amended, supplemented or otherwise modified.

                 OFF-SITE REQUIREMENTS: Borrower's satisfaction of all of the following:

                           (a) Borrower has delivered to Agent bills of sale or other evidence reasonably satisfactory to Agent, showing the cost of such materials and that Borrower has acquired, or will acquire upon payment of the amount requested in the applicable Request for Conference Construction Disbursement, title to such materials;

                          (b) Borrower has delivered to Agent a letter from Borrower, Contractor, the appropriate subcontractor or the material supplier certifying that such materials are properly identified and adequately protected;

                          (c) Borrower shall provide proof to Agent that such materials are insured for their full replacement cost; and

                          (d) Agent shall have received, or will receive upon payment of such Conference Construction Disbursement, UCC-1 financing statements, warehouseman's receipts or other evidence satisfactory to Agent of the Lenders' first priority security interest in such materials.

                 OPERATING ACCOUNT:  As defined in the Security Agreement.

                 OPERATING ACCOUNT DEPOSITARY: As defined in the Security Agreement.

                 OPERATING ACCOUNT MAXIMUM BALANCE: Six Million Dollars ($6,000,000.00).

                 OPERATING ACCOUNT MONTHLY PROJECTED DEFICIT: The amount, if any, by which the Operating Account is projected to decline below the Operating Account Target Balance through the end of the then-current month considering anticipated Revenues and Operating

Expenses through the end of such calendar month or below $1,000,000 at any time during such month (after taking into account all outstanding checks at such time) as determined with reference to the then-current Annual Budget and other information with respect to the actual timing of Revenues and Operating Expenses provided by Borrower and reasonably satisfactory to Agent.

                 OPERATING ACCOUNT TARGET BALANCE: Three Million Dollars ($3,000,000.00).

                 OPERATING EXPENSES: Any and all (i) actual cash operating expenses relating to the operation of Borrower and the Real Property, (ii) the cost of ordinary maintenance and repairs of, and necessary capital improvements to, the Real Property, but, in the case of necessary capital improvements, only to the extent that such costs are treated as current expenses in accordance with the Accounting Rules, (iii) Impositions (other than real estate taxes or other Impositions reserved for and paid from the Tax Reserve Account but including amounts disbursed from the Facility Escrow Account into the Tax Reserve Account), (iv) (A) the management fees paid by Borrower to Manager in accordance with the Management Agreement, (B) the supervisory fee paid by Borrower to BRHC and (C) the consulting fee paid by Borrower to John Temple (provided, however, that in no event shall Operating Expenses include an aggregate annual expenditure for items (A), (B) and (C) in excess of $600,000.00) and (D) out-of-pocket expenses paid by Manager and reimbursed by Borrower under the Management Agreement that would have otherwise qualified as Operating Expenses if the same had been directly paid by Borrower; (v) cash refunds of Premier Club Deposits pursuant to the provisions of the Premier Club Membership Documents and (vi) out-of-pocket expenses paid by Borrower in defending any litigation brought against Borrower or the Real Property or prosecuting any litigation brought by Borrower relating to the preservation of the value of the Real Property. Operating Expenses shall not include any (A) interest, principal amortization or other payments made with respect to any of the Total Debt, (B) expenses (other than as expressly described in clause (vi) above) which are extraordinary in nature and which would, under the Accounting Rules be considered "non-recurring", (C) amounts disbursed from the Operating Account into the Facility Escrow Account, from the Facility Escrow Account into the Operating Account or from the Replacement Reserve Account or Tax Reserve Account pursuant to the Security Agreement, (D) Conference Construction Costs or the costs of completing the Beach Club Construction, (E) costs associated with a Capital Expenditure Plan, or (F) payments made to any Person that is an Affiliate of any Borrower Entity for materials or service to the Real Property to the extent that such payment is greater than that which would be paid for such materials or services pursuant to an arm's length agreement with unaffiliated entities.

                 PERMITTED DEBT: (i) Borrower's Indebtedness under the Loan Documents, (ii) any obligations of Borrower created or arising under any conditional sale or other title retention agreement (other than an operating lease) with respect to Furnishings and Equipment acquired by Borrower, (iii) capital leases of Furnishings and Equipment or vehicles entered into by Borrower, (iv) Borrower's obligations with respect to the return of Premier Club

Deposits or repurchase of Premier Club Memberships, (v) Indebtedness in connection with the financing of premiums for Required Insurance, (vi) mechanic's liens that are discharged or fully paid or bonded before the earlier of (A) thirty (30) days after notice thereof or (B) the commencement of any action to foreclose any such lien, (vii) judgments against Borrower that do not exceed $500,000 in the aggregate or that have been stayed on appeal or fully bonded or discharged within thirty (30) days of entry, (viii) Indebtedness of Borrower to General Partner or Manager that is not secured by any portion of the Property, does not mature prior to the Maturity Date and the terms of which expressly provide that such Indebtedness is fully subordinated to the Facility and is only payable from funds which would otherwise be distributed to Borrower as Restricted Payments and (ix) Indebtedness of Borrower under any Interest Rate Protection Agreement; provided, however, that any Indebtedness described in clauses (ii) or (iii) above is incurred by Borrower in the ordinary course of its business and that the aggregate annual payment obligations of Borrower with respect to any such Indebtedness at any time outstanding does not exceed $1,000,000.

                 PERMITTED EXCEPTIONS:  As defined in the Mortgage.

                 PERSON: An individual, estate, unincorporated association, corporation, company, partnership, trust, joint stock company, voluntary association, joint venture, Governmental Authority, juridical entity or any other entity of whatever nature.

                 PERSONAL PROPERTY:  As defined in the Mortgage.

                 PLAN: An employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Part 3 of Title I of ERISA or Section 412 of the Code and is either (a) maintained by any Person or any member of a Controlled Group for employees of such Person or any member of such Controlled Group or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which such Person or any member of a Controlled Group is then making or has any obligation to make contributions or, within the preceding five plan years, has made or has had any obligation to make contributions.

                 PREAMBLE:  The preamble to this Agreement.

                 PREMIER CLUB: The membership plan managed and operated by Borrower known as the "Premier Club".

                 PREMIER CLUB CASH DEPOSITS: Amounts paid by members of the Premier Club in cash, either in full payment or as downpayments on their membership deposit fees.

                 PREMIER CLUB DEPOSITS: The sum of Premier Club Cash Deposits, principal payments made on Premier Club Notes and the remaining aggregate outstanding principal balance of the Premier Club Notes.

                 PREMIER CLUB MEMBERSHIP DOCUMENTS: The documents entitled "Premier Club Membership Program" and "Club Rules and Regulations," each prepared in connection with the Premier Club.

                 PREMIER CLUB NOTES: All evidence of indebtedness of Premier Club members for the unpaid portion of their obligations to pay membership acquisition fees.

                 PREPAYMENT NOTICE:  As defined in Section 2.2(c).

                 PROHIBITED TRANSFER: As defined in the Mortgage.

                 PROHIBITED EQUITY TRANSFER: Any Equity Transfer resulting in a Change of Control.

                 PROPERTY:  As defined in the Mortgage.

                 QUARTERLY AMORTIZATION AMOUNT: The amount set forth in the second column of Schedule 1 for each corresponding Quarterly Amortization Date.

                 QUARTERLY AMORTIZATION DATE:  Each date set forth on Schedule
1.

                 REAL PROPERTY:  As defined in the Mortgage.

                 REGULATION D: Regulation D of the Board of Governors of the Federal Reserve System as now or from time to time hereafter in effect and any other regulation issued in substitution thereof.

                 RENTS AND PROFITS:  As defined in the Mortgage.

                 REPLACEMENT RESERVE ACCOUNT: As defined in the Security Agreement.

                 REQUEST FOR CONFERENCE CONSTRUCTION DISBURSEMENT: A request for a Conference Construction Disbursement signed by a duly authorized representative of Borrower on the form of a certificate (AIA-G702) attached hereto as Exhibit E accompanied by:

                          (a)     a currently dated certificate from
                 Contractor, approved by Borrower, the Architect and the Lender Construction Representative in the form of Exhibit G;

                          (b) the requisitions for payment then the subject of such Request for Conference Construction Disbursement from subcontractors and material suppliers engaged in the construction of the Conference Improvements, in form and content reasonably satisfactory to Agent;

                          (c) an Inspection Certificate based upon an on-site inspection of the Conference Improvements made by the Lender Construction Representative which shall certify to all work for which such Conference Construction Disbursement has been requested in the form of Exhibit F;

                          (d)     Required Lien Waivers;

                          (e) such evidence of Conference Construction Legal Compliance as Agent may reasonably require; and

                          (f) such other information and documents as may be reasonably requested or required by Agent or the Lender Construction Representative.

                 REQUEST FOR DESIGNATION:  As defined in Section 2.4(b).

                 REQUIRED INSURANCE:  As defined in the Mortgage.

                 REQUIRED LENDERS: As of the date of determination, the Lenders holding an aggregate of sixty-seven percent (67%) of the total outstanding principal under the Notes.

                 REQUIRED LIEN WAIVERS: Waivers of liens executed by (a) for each Request for Conference Construction Disbursement, Contractor and each design professional with whom Borrower has a direct agreement, respectively, waiving their respective rights, if any, and any right of a subcontractor claiming through or under any of them, to file or maintain any construction liens or claims, all substantially in the form of Attachment "C" to the Conference Construction Contract and (b) for each Request for Conference Construction Disbursement that includes a request for final payment to any subcontractor who has delivered a "notice to owner" to Borrower under the Florida Construction Lien Law, such subcontractor, waiving its right, to file or maintain any construction liens or claims, in the form of Attachment "C" to the Conference Construction Contract executed with respect to and applicable to the extent such subcontractor has received payment. Such waivers may be conditioned upon payment for work performed and materials supplied; provided, that the Request for Conference Construction Disbursement following the Request for Conference Construction Disbursement that includes the request described in clause (b) above shall include (and in the case of the final Request for Conference Construction Disbursement, within ten (10) days after the funding of such final Request for Conference Construction Disbursement, Borrower shall deliver to Agent) a duly executed, unconditional waiver for each person described in clauses (a) or (b) above.

                 REQUIRED PARTNERSHIP TAX DISTRIBUTION: An amount, distributable to the extent available on the Restricted Payment Release Date occurring on the last Business Day in July of any calendar year, equal to (i)
 .35 multiplied by (ii) the amount set forth as the Borrower's taxable income in Borrower's partnership federal income tax return filed with the Internal
Revenue Service for the preceding fiscal year ended June 30.

                 RESTRICTED PAYMENT RELEASE DATE: In each calendar year from and after Conference Substantial Completion, each of the last Business Day in January and the last Business Day in July.

                 RESTRICTED PAYMENTS:  As defined in the Security Agreement.

                 RESTRICTED PAYMENTS AVAILABLE AMOUNT: As defined in the Security Agreement.

                 REVENUES: Any and all revenues and receipts from the Property or otherwise received by Borrower, including all room revenues, proceeds of the sale of food and beverages (including in connection with the Premier Club but not including proceeds of the sale of food and beverages collected pursuant to the Deer Creek Agreements or Carolina Agreements), rents, additional rents and all other amounts received under leases of the Real Property, proceeds of rentals of dining rooms, conference rooms and banquet facilities, health club receipts, golf course greens fees, cart and club rentals and other receipts, annual Premier Club membership dues, interest payments on Premier Club Notes (but excluding Premier Club Cash Deposits, principal payments on the Premier Club Notes or other payments in connection with any Premier Club member's membership acquisition fee), amounts received under any Assigned Agreement, the proceeds of the sale of any property of Borrower in the ordinary course of business (but excluding any Net Sales Proceeds), income derived from securities and other property acquired and held by Borrower for investment, interest and other earnings on any funds held in any of the Accounts and proceeds of any business interruption insurance.

                 SCOTIABANK:  As defined in the Preamble.

                 SECURITY AGREEMENT: The Amended and Restated Pledge, Assignment and Security Agreement, dated as of the date hereof, between Borrower and Agent, as the same may, from time to time, be amended, supplemented or otherwise modified.

                 SENIOR SUPERVISORS: Michael F. Glennie, David S. Feder and Edward E. March.

                 SHIP MORTGAGE: The First Preferred Mortgage, dated as of the date hereof, from Borrower to Agent covering the motor vessel named "Mizner's Dream."

                 SPECIAL PROJECT ACCOUNT:  As defined in Section 9.1.

                 STARWOOD RELEASE: An instrument, in form and substance satisfactory to Agent and the Title Company, executed by Starwood Mezzanine Investors, L.P., releasing any and all of its security interests in any property of Borrower or BRHC.

                 SURVEY: Collectively, (i) (A) survey entitled "Boca Beach Club", dated August 7, 1996 and (B) survey entitled "Boca Raton Hotel & Club", updated August 15, 1996, each prepared by Michael G. Purmort & Associates, Inc. and (ii) survey entitled "Boca Golf and Tennis Club-Section 1, Golf Course", dated June, 1988 and updated July 2, 1996, survey no. 34844 (as to tract M), updated July 2, 1996 and survey no. 33512 (as to tract N) updated July 2, 1996, all prepared by C.C. Winningham Corporation, Surveying-Engineering.

                 SWAP BREAKAGE: The amounts payable to any Hedge Provider under any Interest Rate Protection Agreement in the event any Interest Rate Protection Agreement is or was to be terminated or cancelled by Borrower, including as a result of any prepayment by Borrower of any or all of the Facility.

                 TAXES:  As defined in Section 2.10(a).

                 TAX RESERVE ACCOUNT:  As defined in the Security Agreement.

                 TERMINATION FOR CAUSE: The termination of any Senior Supervisor as a result of unsatisfactory performance, as reasonably determined by Borrower.

                 TITLE INSURER: Chicago Title Insurance Company or such other title insurer as may be acceptable to Agent.

                 TITLE POLICY: A standard ALTA lender's title insurance policy (which may be in the form of a marked-up commitment), dated as of the Effective Date, issued by the Title Insurer, in the aggregate amount of $110,000,000 the obligations secured by the Mortgage, without exception for mechanic's or materialman's liens and otherwise in form acceptable to Agent, with such endorsements and facultative re-insurance agreements reasonably requested by Agent, insuring the Lenders' interest in the Mortgage as a valid, enforceable and subsisting first priority lien on the Property, subject only to the Permitted Exceptions.

                 TOTAL DEBT: The sum of all outstanding amounts with respect to the Facility.

                 TRADEMARK FILING: The notice filing of Borrower's collateral assignment of the Trademarks to the Lenders, in form and substance satisfactory to the Lenders.

                 TRADEMARKS:  As defined in the Mortgage.

                 USAH: The Eighth Revised Edition (1986) of the Uniform System of Accounts for Hotels published by International Association of Hospitality Accountants.

                 VILLAS: The one hundred twenty (120) hotel units located on the Real Property and which, from time to time, are leased to residents for terms ranging from one (1) month to two (2) years.

                                   ARTICLE 2

                                  THE FACILITY

                 SECTION 2.1. THE FACILITY. The Lenders have advanced the Facility to Borrower as evidenced by the Notes. Borrower shall not be entitled to any readvance of any portion of the Facility paid by Borrower from time to time and no Lender shall have any obligation to make any such readvance.

                 SECTION 2.2. FACILITY AMORTIZATION. (a) Mandatory Amortization. On each Quarterly Amortization Date, Borrower shall repay the principal of the Facility in the amount of the corresponding Quarterly Amortization Amount.

                 (b) Additional Cash Flow Amortization. Agent shall make disbursements from the Facility Escrow Account to repay the principal of the Facility in the amount of the Additional Cash Flow Amortization upon the satisfaction of the conditions set forth, and to the extent provided, in the Security Agreement.

                 (c) Optional Prepayments. Upon the delivery of a notice to Agent at least five (5) Business Days' in advance of such prepayment (a "PREPAYMENT NOTICE"), Borrower may prepay, in whole or in part, the outstanding aggregate principal amount of the Facility, together with accrued interest to the date of such prepayment on the aggregate principal amount of the Facility so prepaid; provided, however, that each partial prepayment (other than any prepayment made from the Beach Club Reserve in accordance with Section 5.1(v)) shall be in an aggregate principal amount of $2,000,000 or an integral multiple of $1,000,000 in excess thereof. In the event that Borrower shall fail to prepay all or a portion of the Facility in accordance with any Prepayment Notice delivered to Agent pursuant to this Section 2.2(c), Borrower shall pay to Agent an administrative fee established by Agent in its reasonable judgment to compensate Agent and the Lenders for all costs and expenses incurred in connection with such failure.

                 (d) Maturity. Borrower shall repay the aggregate unpaid amount of the Facility, and accrued and unpaid interest thereon, on the Maturity Date.

                 (e) Breakage. Except as otherwise expressly provided in this Agreement, Borrower will reimburse the Lenders for any LIBOR Breakage (on any LIBOR Portion prepaid on any day other than the last day of the applicable LIBOR Period) and the Hedge Provider for any Swap Breakage resulting from any prepayment of the Facility pursuant to this Section 2.2 or as a result of the acceleration of the Facility following the occurrence of an Event of Default or otherwise.

                 SECTION 2.3.  [Intentionally omitted]

                 SECTION 2.4. INTEREST. (a) Rates. Interest shall be payable on the unpaid principal balance of the Facility outstanding from time to time until payment in full at a rate of interest equal to:

                 (i) with respect to any portion of the outstanding Facility from time to time that Borrower has designated as a LIBOR Portion, at a rate per annum equal to the applicable LIBOR plus 2.25%; and

                 (ii) with respect to any portion of the outstanding Facility from time to time that Borrower has designated as a Base Rate Portion or with respect to which this Agreement otherwise provides shall be treated as a Base Rate Portion, at a rate per annum equal to the Base Rate plus 0.25%.

                 (b) Requests for Designation. So long as no Event of Default shall have occurred and be continuing and subject to Section 2.8, Borrower may from time to time request that all or any portion of the then outstanding Facility be designated as a LIBOR Portion or a Base Rate Portion. Each such request (a "REQUEST FOR DESIGNATION") shall be conveyed by telecopier or telex and, with respect to any LIBOR Portion, shall specify the requested LIBOR Period and must be received by Agent at least three (3) LIBOR Banking Days before the first day of the applicable LIBOR Period.

                 (c) Portions. Each Request for Designation shall specify the portion of the then outstanding Facility to be designated as a Base Rate Portion or a LIBOR Portion and, if applicable, the LIBOR Period.

                 (d) Maximum Number of Portions. Unless Agent otherwise consents, (i) the principal amount of each LIBOR Portion shall be an integral multiple of $100,000, but not less than $100,000 and (ii) no more than four (4) LIBOR Portions shall be outstanding at any one time. Nothing contained herein shall require Agent to actually fund any LIBOR Portion in the London Interbank Market.

                 (e) After Default. If an Event of Default shall have occurred and shall be continuing upon the expiration of a LIBOR Period applicable to a given LIBOR Portion, then Borrower shall not be permitted to continue to designate such LIBOR Portion as a LIBOR Portion and, from and after the expiration of such LIBOR Period, such portion of the outstanding Facility shall be deemed designated as a Base Rate Portion. The inability of Borrower to designate portions of the outstanding Facility as LIBOR Portions shall be applicable only for so long as an Event of Default shall remain uncured.

                 (f) Automatic Conversion. Subject to Section 2.4(b), if Borrower shall fail to deliver a Request for Designation with respect to any LIBOR Portion at least three (3) LIBOR Banking Days before the end of the then applicable LIBOR Period, Borrower shall be deemed to have elected a one-month LIBOR Period with respect to such LIBOR Portion.

                 (g) Notice of Change in Base Rate. Agent shall endeavor promptly to notify Borrower of any change in the Base Rate which occurs at any time that any portion of the Facility has been designated as a Base Rate Portion; provided, however, that Agent's failure to so notify Borrower shall in no way impair, invalidate or otherwise affect the effectiveness of any change in the Base Rate.

                 SECTION 2.5. INTEREST PAYMENT. (a) Facility Interest. Borrower shall pay interest on the unpaid principal amount of the Facility outstanding from time to time hereunder (i) with respect to any LIBOR Period that has a duration of one month, on the last day of such LIBOR Period, (ii) with respect to any LIBOR Period that has a duration of more than one month, in arrears on the last day of each calendar month which occurs during such LIBOR Period (except for the final interest payment with respect to such LIBOR Period, which shall be paid on the last day of such LIBOR Period) or (iii) with respect to any Base Portion, in arrears on the last Business Day of each calendar month during the applicable Interest Period (except for the final interest payment with respect to such Interest Period, which shall be paid on the last day of such Interest Period); provided, however, that Borrower shall be entitled to a credit against such interest payments in an amount equal to the amount of any payments received by Agent from the Hedge Provider pursuant to the Interest Rate Protection Agreements.

                 (b) Default Interest. Any amount which is not paid when due hereunder, after the expiration of any applicable grace period, shall bear interest from the date due until paid in full at the Default Rate.

                 SECTION 2.6. INCREASED COSTS. If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase in reserve requirements that is accounted for in the LIBOR Reserve Percentage) in or in the interpretation of any law or regulation not presently applicable to the Lenders or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) not presently applicable to the Lenders, there shall be any increase in the cost to any of the Lenders of agreeing to make or making, funding or maintaining any LIBOR Portion, then Borrower shall from time to time, upon demand by Agent, pay to Agent, on behalf of any Lender so affected, additional amounts sufficient to compensate such Lenders for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by Agent, shall be conclusive and binding for all purposes, absent manifest error.

                 SECTION 2.7. INCREASED CAPITAL. If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by any Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, within thirty (30) days after demand by Agent, Borrower shall pay to Agent, on behalf of any Lender so affected, from time to time as specified by Agent, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts submitted to Borrowers by Agent shall be conclusive and binding for all purposes, absent manifest error.

                 SECTION 2.8. LIBOR. (a) Illegality. Notwithstanding any other provision of this Agreement, if Agent shall notify Borrower that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender to perform its obligations hereunder to fund or maintain any LIBOR Portion, such LIBOR Portion shall be converted into a Base Rate Portion; provided, however, that Borrower shall not be liable for any LIBOR Breakage with respect to such conversion.

                 (b) Unavailable/Insufficient. If, with respect to any LIBOR Portion, Agent notifies Borrower that Agent is unable to determine LIBOR, such LIBOR Portion will automatically, on the last day of the then existing LIBOR Period, be converted into a Base Rate Portion; provided, however, that Borrower shall not be liable for any LIBOR Breakage with respect to such conversion.

                 SECTION 2.9. PAYMENTS AND COMPUTATIONS. (a) Payments. Borrower shall make each payment due hereunder or under the Notes not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to Agent in same day funds. Agent will distribute each payment so received by the end of business hours on the date of receipt (i) if such payment by Borrower is in respect of principal, interest, fees or any other amount then payable hereunder or under the Notes to more than one Lender, to such Lenders in accordance with the terms of the Security Agreement (as it pertains to disbursement of funds from the Facility Escrow Account) and the Lender Intercreditor Agreement or (ii) if such payment by Borrower is in respect of any amount then payable hereunder or under the Notes to one Lender, to such Lender, in each case to be applied in accordance with the terms of this Agreement. If and to the extent Agent shall not have so made such payment in full to any Lender, on such day, Agent shall pay interest to the applicable Lender on such late payment for each day from the date such amount is due from Agent until the date such payment is made to the applicable Lender, at the Federal Funds Rate. Borrower shall be deemed to be in compliance with this
Section 2.9 with respect to any payment due on any payment date if sufficient funds to make such payment in accordance with the terms and provisions of the Security Agreement are contained in the Facility Escrow Account as of 11:00 A.M. (New York City time) on such date and any conditions set forth in the Security Agreement to disbursement of such funds have been satisfied, whether or not Agent shall have directed the Depositary to make such payment on behalf of Borrower in accordance with the terms of the Security Agreement.

                 (b) Computations. All computations of interest and fees shall be made by Agent on the basis of a year of 360 days and the actual number of days (including the first day but excluding the last day) occurring in the Interest Period or, in the case of any Base Rate Portion, month or partial month, for which such interest or fees are payable. Each determination by Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

                 (c) Business Days. Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

                 (d) Distributions by Agent. Unless Agent shall have received notice from Borrower prior to the date on which any payment is due to any Lender hereunder that Borrower will not make such payment in full, Agent may assume that Borrower has made such payment in full to Agent on such date and Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower shall not have so made such payment in full to Agent, each such Lender shall repay to Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to Agent, at the Federal Funds Rate.

                 SECTION 2.10. TAXES. (a) No Deduction. All payments made by Borrower to Agent or any Lenders or other holder under this Agreement and the Notes shall be made without any setoff or counterclaim, and free and clear of, and without deduction for or on account of, any present or future income, excise and other taxes of whatever nature (other than taxes generally assessed on net income of Agent or any Lender or other holder), or any levies, imposts, duties, charges or fees of any nature now or hereafter imposed by any Governmental Authority (collectively "TAXES"). If Borrower is compelled by law to make any such deductions or withholdings, it will pay, subject to the limitations set forth in Section 2.10(b), such additional amounts as may be necessary in order that the net amount received by Agent and each Lender and other holder after such deductions or withholdings (including any required deduction or withholding on such additional amounts) shall equal the amount such payee would have received had no such deductions or withholdings been made, and it will promptly provide Agent with evidence satisfactory to Agent that it has paid such deductions or withholdings. Moreover, if any Taxes are directly assessed against Agent or any Lender or other holder, such payee may pay such Taxes and Borrower shall promptly pay such additional amount as may be necessary in order that the net amount received by such payee after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such payee would have received had not such Taxes been assessed. The provisions of this Section 2.10 shall survive any termination of this Agreement.

                 (b) Indemnity. Borrower agrees to pay to Agent or any Lender or other holder under this Agreement that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any Taxes imposed with respect to such payment (or in lieu thereof, payment of such Taxes by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided, however, that the foregoing obligation to pay such additional amounts shall not apply:

                 (i) to any payment to Agent or any Lender or other holder under this Agreement unless Agent, such Lender or other holder is, on the date hereof (or on the date it becomes Agent, a Lender or another holder) and on the date of any change in the applicable lending office of Agent, such Lender or other holder, entitled to submit either a Form 1001 (relating to Agent, such Lender or other holder and entitling Agent, such Lender or other holder to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Facility) or a Form 4224 (relating to all interest to be received by such Lender or other holder hereunder in respect of the Facility); or

                 (ii) to Taxes imposed solely by reason of the failure by such non-U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such Taxes.

As used herein, (w) "FORM 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America, (x) "FORM 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such form relates) and (y) "U.S. PERSON" shall mean a citizen, national or resident of the United States of America, a corporation, partnership, limited liability company or other entity created or organized in or under any laws of the United States of America, or any estate or trust that is subject to Federal income taxation regardless of the source of its income.

                 (c) Representation by Lenders. Each Lender that is not a U.S. Person hereby certifies to Borrower that as of the date hereof (i) no Taxes have been imposed which would require the payment of additional amounts by Borrower as contemplated by Section 2.10(b) and (ii) such Lender is entitled to submit Form 1001 or Form 4224.

                 SECTION 2.11. SHARING OF PAYMENTS. If any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of any amount due and payable to such Lender hereunder or under any Note at such time in excess of the amount due and payable to such Lender at such time pursuant to the terms of this Agreement and the Lender Intercreditor Agreement, such Lender shall repay such excess amount to Agent and Agent shall distribute same in accordance with the terms and provisions hereof and of the Lender Intercreditor Agreement.

                 SECTION 2.12. COSTS AND EXPENSES. Borrower shall reimburse Agent, within ten (10) days after demand, for all third-party costs and expenses, including the disbursements, other charges and reasonable fees of counsel and all out-of-pocket costs of Agent (including the disbursements, other charges and reasonable fees of professional advisors including, without limitation, counsel) incurred by Agent in connection with (i) the preparation, negotiation, execution and delivery of this Agreement, the other Loan Documents and all certificates, agreements, instruments and opinions delivered in connection herewith and therewith, (ii) inspection of the Conference Improvements during construction, review of the Plans and Specifications (including any proposed change orders) and the making of any Construction Disbursements, (iii) any amendment, modification or supplement to this Agreement, any other Loan Document or any agreement or instrument delivered in connection herewith or therewith, (iv) if requested by Borrower, any waiver of any provision of, or consent or approval granted pursuant to, this Agreement, any other Loan Document or any agreement or instrument delivered in connection herewith or therewith and (v) the amendment or other modification and enforcement of this Agreement, any other Loan Document or any agreement or instrument delivered in connection herewith or therewith. Borrower shall further reimburse the Agent, within ten (10) days after demand, together with interest thereon that shall accrue from and after the date of such demand at the Default Rate, for all third-party costs and expenses, including the disbursements, other charges and reasonable fees of counsel and other professional advisors to Agent and each of the Lenders incurred by Agent or any Lender in connection with any Event of Default, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise, including, without limitation, the cost of any appraisals, reports or consultants obtained or retained by Agent.

                 SECTION 2.13. REPLACEMENT OF LENDER. In the event that Borrower becomes liable for any amounts pursuant to Section 2.6, 2.7, 2.8 or 2.10(b) as a result of one or more Lenders' particular circumstances, the Lenders will use reasonable efforts to cooperate with Borrower in replacing such Lender or Lenders and any replacement Lender will be deemed to have made the representations set forth in 2.10(c) as of the date such Person becomes a Lender hereunder.

                                   ARTICLE 3

                              CONDITIONS PRECEDENT

                 SECTION 3.1. CONDITIONS PRECEDENT. The effectiveness of the amendment and restatement of the Original Loan Agreement is subject to the fulfillment on the date hereof, as determined in the sole discretion of Agent, of the following conditions precedent:

                 (a) Authorization. Agent shall have received satisfactory evidence to verify (i) the authority of the individual or individuals executing this Agreement and the other Loan Documents to bind Borrower legally and (ii) the authority of each individual who will sign the other statements, reports, certificates and documents and otherwise act on behalf of Borrower under this Agreement and the other Loan Documents.

                 (b) Loan Documents. Agent shall have received original counterparts of the following documents executed by Borrower:

                          (i)     the Notes;

                          (ii)    the Security Agreement;

                          (iii)   the Environmental Indemnity;

                          (iv)    the Financing Statements;

                          (v)     the Trademark Filing;

                          (vi)    the Liquor License Filing;

                          (vii)   the Ship Mortgage; and

                          (viii)  the Assumption Agreement.

                 (c) Other Documents. Agent shall have also received the following additional documents from Borrower:

                          (i) all certificates of insurance for the Required Insurance;

                          (ii)    the Title Policy;

                          (iii) a favorable written opinion or opinions, dated as of the date hereof, of Borrower's counsel as to such matters as Agent may reasonably request, in form and substance satisfactory to Agent;

                          (iv) a certificate, dated as of the Effective Date, from the Secretary of Managing General Partner (together with copies of the documents referred to below), certifying that attached thereto are true, correct and complete copies (including any amendments) of:

                          (A)     the Certificate of Limited Partnership of
                 Borrower;

                          (B)     the partnership agreement of Borrower;

                          (C) Managing General Partner's certificate of incorporation and bylaws;

                          (D) the corporate resolutions adopted by Managing General Partner's board of directors, authorizing the execution and delivery of the Loan Documents by Managing General Partner, as a general partner of Borrower;

                          (E) an incumbency certificate containing the signatures of the officers of Managing General Partner executing the Loan Documents on behalf of Managing General Partner, as a general partner of Borrower;

                          (F) good standing certificates from the State of Florida for Borrower and Managing General Partner; and

                          (G) all documents evidencing all necessary approvals from Governmental Authorities necessary or appropriate for the execution and delivery and performance (other than the completion of the Expansion Plan Improvements) by Borrower of this Agreement and the other Loan Documents, and a statement to the effect that none of such approvals have been revoked, annulled or modified in any manner and are in full force and effect.

                          (v) a certificate, dated as of the Effective Date, from the Secretary of BRHC (together with copies of the documents referred to below), certifying that attached thereto are true, correct and complete copies (including any amendments) of:

                          (A) the Certificates of Limited Partnership for BRHC and BRHC's general partner, BRMC, L.P. ("BRMCLP");

                          (B)     the partnership agreement of BRHC and BRMCLP;

                          (C)     the bylaws of BRMCLP's general partner;

                          (D) the corporate resolutions adopted by BRMCLP's general partner's board of directors, authorizing the execution and delivery of the Loan Documents by BRHC, as a general partner of Borrower;

                          (E) an incumbency certificate containing the signatures of the officers of the general partner of BRMCLP executing the Loan Documents on behalf of BRHC, as a general partner of Borrower; and

                          (F) good standing certificates from the State of Florida for BRHC, BRMCLP and BRMCLP's general partner;

                          (vi)    [Intentionally Omitted]

                          (vii)   the Depository Agreements;

                          (viii)  the Lender Intercreditor Agreement;

                          (ix)    the Management Subordination Agreement;

                          (x)     the Starwood Release;

                          (xi) certified copies of each Material Agreement (including the applications for the Liquor Licenses but excluding the Liquor Licenses);

                          (xii) consents from Contractor and Architect in the form of Exhibit H;

                          (xiii) consents and estoppel certificates from the lessors under the Deer Creek Agreements and Carolina Agreements, in form and substance reasonably satisfactory to the Lenders;

                          (xiv) a Letter of Technical Advice from the Florida Department of Revenue advisory that no stamp or intangible taxes are or will be due as a result of the transactions contemplated hereby; and

                          (xv) such other documents, instruments, approvals as Agent may reasonably request.

                 (d) Establishment of Accounts. Borrower shall have established the Operating Account, the Replacement Reserve Account and the Facility Escrow Account in accordance with the Security Agreement.

                 (e) Other Conditions Satisfied. Each of the other conditions precedent required to be satisfied, and each of the other documents to be delivered, on or prior to the

Effective Date in accordance with the Loan Documents shall have been properly satisfied and delivered in accordance with the relevant provisions thereof.


                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

                 SECTION 4.1. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to the Lenders and Agent as of the date hereof and as of the Effective Date that each and every of the following representations and warranties are true, complete and correct in every material respect:

                 (a) Borrower's Organization. (i) Borrower is a limited partnership duly organized and validly existing in good standing under the laws of the State of Florida, (ii) Borrower is qualified to do business in the State of Florida and (iii) the character of the properties owned or leased by Borrower and the nature of Borrower's business do not require it to be qualified and in good standing in any other state in order to avoid any liability.

                 (b) Managing General Partner's Organization. Managing General Partner is a corporation, duly organized and validly existing in good standing under the laws of the State of Florida and is qualified to do business under the laws of the State of Florida. As of the date hereof, BRHC is a limited partnership, duly organized and validly existing in good standing under the laws of the State of Florida and is qualified to do business under the laws of the State of Florida. As of the date hereof, Managing General Partner and BRHC are the only general partners of Borrower.

                 (c) Power and Authority. Borrower has full partnership power and authority, as applicable, (i) to own the Property, (ii) to conduct its business as now conducted and as to be conducted in connection with the construction and operation of the Expansion Plan Improvements and (iii) to execute, deliver and comply with the provisions of this Agreement and each of the other Loan Documents. Each other Borrower Entity has full partnership or corporate power and authority to authorize and consent to the execution and delivery by the Borrower of this Agreement and each of the other Loan Documents and the performance by Borrower of its obligations hereunder and thereunder. All of the consents of the general and limited partners or shareholders, as applicable, of each Borrower Entity required in connection with the execution, delivery and performance of the Loan Documents have been obtained.

                 (d) Due Execution/Enforceability. This Agreement and the other Loan Documents have been duly executed and delivered by Borrower, and assuming due authorization, execution and delivery by the Lenders and the other parties to such Loan Documents, constitute the legal, valid and binding obligations of Borrower, enforceable against it in accordance with the terms hereof and thereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                 (e) Litigation. Except as set forth in Schedule 3, there is no action, suit or proceeding pending or, to the knowledge of Borrower or either General Partner, threatened against or affecting Borrower or either General Partner that relates to all or any portion of the Property before or by any Governmental Authority, except for actions, suits and proceedings fully covered by insurance or which, if adversely determined, would not materially impair Conference Substantial Completion from occurring before the Conference Completion Date, or materially impair the ability of Borrower or Managing General Partner to perform any of their respective obligations under this Agreement or to cause to be paid when due any amounts payable under the Notes.

                 (f) Conflict. Neither the execution nor the delivery of any of the Loan Documents, nor the performance by Borrower or any Borrower Entity party to any Loan Document of any of the provisions thereof, will conflict with or result in a breach of any of the provisions of Borrower's or such Borrower Entity's governing documentation, any applicable Legal Requirements, or any agreement or other instrument to which Borrower or such Borrower Entity is a party or by which Borrower or such Borrower Entity is bound, or constitute a default under any of the foregoing or result in the creation or imposition of any lien, charge or encumbrance upon any property of Borrower or any Borrower Entity, all or a portion of the Property other than any lien created pursuant to any of the Loan Documents.

                 (g) Governmental Consent. No consent, approval or other authorization of or by any Governmental Authority is required in connection with the execution or delivery by Borrower of any of the Loan Documents or compliance with any of the provisions thereof, except for (i) those approvals or permits in connection with the completion of the Expansion Plan Improvements that, in accordance with good construction practice and in the normal course of construction, would not be obtained as of the then-current stage of construction of such Expansion Plan Improvements and (ii) Liquor Licenses from the state of Florida and licenses and permits from local authorities, applications for all of which have been, or will be, made in the ordinary course of Borrower's business.

                 (h) Compliance; Zoning. Borrower has complied with all Legal Requirements and all recorded instruments affecting the Property. The use of the Real Property complies, and after Conference Substantial Completion and Beach Club Substantial Completion shall continue to comply, with all zoning and use-related Legal Requirements.

                 (i) Regulation U. No Borrower Entity is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System of the United States, as the same is from time to time in effect, and all official rulings and interpretations thereunder and thereof); and no part of the proceeds of the Notes will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of Regulation G, T, U, X or any other Regulation of the Board of Governors of the Federal Reserve System of the United States, as each of the same is from time to time in effect, and all official rulings and interpretations thereunder and thereof.

                 (j) Financial Statements. Each of Borrower's and each General Partner's unaudited Financial Reports previously delivered to Agent (i) is true and correct on and as of the dates and periods covered by such statements and (ii) was prepared in accordance with GAAP, applied consistently. No event or circumstance since the dates of such statements makes any of them untrue or misleading in any material adverse manner.

                 (k) Taxes and Assessments. All federal, state and other tax returns and reports of Borrower and each General Partner required to be filed have been duly filed, and all federal, state and other taxes, assessments (including assessments for municipal improvements), fees or other governmental charges imposed upon Borrower, either General Partner, the Land or the Improvements which are due and payable have been paid. Borrower knows of no proposed material tax or other assessments against Borrower, the Land or the Improvements, and no extension of time for assessment or payment of any federal, state or local tax requested by Borrower is in effect.

                 (l)      Title.

                 (i) Borrower holds good, indefeasible and marketable fee simple title to the Land and existing Improvements, free and clear of all mortgages, deeds of trust, liens, encumbrances, ground rents, leases, tenancies, licenses, contracts of sale, options, security interests, covenants, conditions, restrictions, rights of way, easements, encroachments and any other matters affecting title except the Permitted Exceptions;

                 (ii) The completion of the Expansion Plan and the use of the Expansion Plan Improvements will not violate any Permitted Exception;

                 (iii) To the best of each Borrower Entity's knowledge, no Improvement encroaches upon any adjacent property, building line, setback line, side yard line, or any recorded or visible easement (or other easement of which Mortgagor is aware or has reason to believe may exist) with respect to the Land, except insofar as the same may be a Permitted Exception or as disclosed on the Survey; and

                 (iv) The Real Property is taxed separately without regard to any other property and has been subdivided from all other property in compliance with applicable laws.

                 (m) Condemnation. There is no pending condemnation, expropriation, eminent domain or similar proceeding affecting the Real Property or any portion thereof, and Borrower has no knowledge and has not received any written or oral notice that any such proceeding is contemplated.

                 (n) Management Agreement. The Management Agreement is in full force and effect and has not been amended, restated or otherwise modified.

                 (o) Certain Regulations. Borrower is not an "investment company" or a company "affiliated" with or "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or a "public utility company" or a "holding company" within the meaning of The Public Utility Holding Company Act of 1935, as amended, and Borrower will not become such by reason of its execution and delivery of, or performance of its obligations under, this Agreement or any of the other Loan Documents.

                 (p) ERISA. Neither Borrower nor any member of a Controlled Group of which Borrower is a member maintains any Plan for the benefit of employees of Borrower and neither Borrower nor any member of such Controlled Group is obligated to make contributions in respect of any such Plan.

                 (q) Insurance. All Required Insurance has been obtained, is in full force and effect and all premiums due and payable therefor have been paid in full.

                 (r) Written Information. When considered in the aggregate, all written information (including all updates to the current Annual Budget) furnished to Agent or the Lenders by Borrower on and prior to the date hereof is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                 (s) Deer Creek and Carolina Agreements. (i) Borrower has delivered to Agent true and complete copies (except for exhibits identifying inventory, employees and schedules of various matters relating to the operation of the facilities) of all of the Deer Creek Agreements and all of the Carolina Agreements including any modifications and amendments made thereto, (ii) the Deer Creek Agreements and the Carolina Agreements remain in full force and effect and (iii) the Deer Creek Agreements and the Carolina Agreements are the only agreements to which Borrower is a party with respect to the subject matter thereof.

                                   ARTICLE 5

                                   COVENANTS

                 SECTION 5.1. AFFIRMATIVE COVENANTS. Borrower covenants and agrees that, from the date hereof and so long as this Agreement shall remain in effect or any Note shall remain outstanding, Borrower shall:

                 (a) Existence. Do or cause to be done all things necessary to preserve and keep its partnership existence in full force and effect and to remain qualified and licensed in Florida and all other jurisdictions in which such qualification or licensing is required for the conduct of Borrower's business.

                 (b) Required Notices. Give, or cause to be given, prompt written notice to Agent of:

                 (i) any action or proceeding instituted or threatened by or against Borrower, either General Partner or any of the Property by or before any Governmental Authority;

                 (ii) any action or proceeding or group of related actions or proceedings instituted or threatened in writing by or against Borrower, Managing General Partner or, with respect to litigation relating to the Property, BRHC claiming amounts or seeking damages in an aggregate amount exceeding $5,000,000;

                 (iii) any other action, event or condition of any nature which is reasonably likely to have a Material Adverse Change or which, with notice or the passage of time or both, would constitute an Event of Default or a default under any Material Agreement; or

                 (iv) any written notice received by Borrower from any insurer regarding any material modification to, or termination of, any insurance policy covering any or all of the Property; or

                 (v) any Equity Transfer in Borrower or either General Partner other than (A) a transfer of any limited partnership interest in Borrower or BRHC (except for any such transfer of limited partnership interests that results in a Change of Control) or (B) any transfer of any interest in BRHC to Holdings or any wholly owned subsidiary thereof.

                 (c) Compliance. Promptly and faithfully comply in all material respects with the Material Agreements.

                 (d) Authorized Persons. From time to time, at the request of Agent, certify to the Lenders the names, signatures, and positions of all persons authorized to make requests or certifications required under the Loan Documents.

                 (e) Financial Statements. Keep and maintain or shall cause to be kept and maintained on a calendar year basis, in accordance with the Accounting Rules, proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower with respect to all items of income and expense in connection with the operation of the Property. Agent or its representatives or designees shall have the right from time to time at all times during normal business hours upon reasonable prior notice to examine, with respect to the Property, such books, records and accounts at the office of Borrower or other person maintaining such books, records and accounts and to make copies or extracts thereof as Agent shall desire. Agent shall also have the right to discuss Borrower's affairs, finances and accounts with representatives of Borrower, at such reasonable times as may be requested by Agent. In addition, Borrower shall deliver to Agent the following financial information (the "FINANCIAL STATEMENTS"):

                 (i) Within one hundred twenty (120) days after the close of each calendar year:

                          (A)     financial statements audited by an
                 independent certified public accountant satisfactory to Agent (it being hereby agreed that any "Big Six" accounting firm is acceptable to Agent), containing a balance sheet as of the end of such year and profit and loss statements for such year, with such detailed supporting schedules covering the operation of the Property as Agent shall reasonably require, certified by such accounting firm as being in accordance with the Accounting Rules;

                          (B)     a statement prepared by Borrower and
                 certified as true and correct by its chief financial officer of Available Cash Flow for such calendar year, together with a report of the foregoing accounting firm of its review thereof, which report shall state that said statement has been prepared in accordance with this Agreement; and

                          (C) a rent roll certified by Borrower to be correct showing each tenant, the term of the lease, the rentable area demised thereunder and the fixed annual rent, percentage rent, other charges, if any, payable thereunder, date of last rental payment, amount of security deposit, nature and amounts of defaults (if any) and such other matters as Agent may require.

                 (ii)     Within twenty (20) days after the end of each month:

                          (A) an operating statement on a monthly and year-to-date basis, with comparisons of each item of income and loss to the Annual Budget for such year, certified as true and correct and in accordance with Accounting Rules by the chief financial officer of Borrower;

                          (B) a comparison, on a monthly and year-to-date basis, for all deviations incurred with respect to Operating Expense line items in the then-current Annual Budget;

                          (C)     a statement prepared by Borrower and
                 certified as true and correct by its chief financial officer of Revenues, Operating Expenses and Available Cash Flow for the applicable month, certified by said officer that it has been prepared in accordance with the Accounting Rules; and

                          (D) a revised schedule of all Premier Club Deposits and Premier Club Notes as of the end of such month.

                 (f) Annual Budget. (i) On or before (x) November 1st of each year, commencing in 1997, and (y) a date that is no more than sixty (60) days nor less than thirty (30) days prior to the June Restricted Payments Release Date during each calendar year from and after 1997, prepare and submit to Agent a proposed annual budget for the succeeding calendar year (or in the case of clause (y) above, the remainder of the then-current calendar year) which proposed annual budget shall forecast in reasonable detail Available Cash Flow, requirements for capital repairs and replacements (including a contingency reserve therefor and projected disbursements from the Replacement Reserve Account), debt service payments and other amounts which Borrower reasonably expects to be required to be expended for the maintenance, repair and operation of the Property for such succeeding calendar year (it being agreed and acknowledged that, in the case of the updated budget prepared and updated pursuant to clause (y) above, such updated budget need only disclose changes for the remaining calendar year from amounts forecasted for such period in the annual budget submitted under clause (x) above).

                 (ii) With respect to any proposed annual budget submitted pursuant to clause (x) of this subsection (f), Agent shall promptly furnish to Borrower any and all comments or disagreements with the proposed annual budget or any aspect or component thereof, and the parties shall endeavor to resolve any differences over any aspect of the annual budget during the thirty (30) days immediately following the submission of the proposed annual budget. Agent agrees not to unreasonably withhold or delay its approval of the proposed annual budget. If Agent disapproves any proposed annual budget, it shall state which Line Items therein are disapproved. If Borrower has not received notice from Agent of disapproval of any proposed annual budget within thirty (30) days after furnishing the same and provided that Borrower shall have promptly responded to any reasonable requests for additional information made by Agent, such proposed budget shall be deemed approved. Upon the approval of the proposed annual budget for a calendar year, such proposed annual budget shall be deemed the "ANNUAL BUDGET" for such calendar year.

                 (iii) In the event that Borrower fails in a timely manner to submit a proposed annual budget pursuant to clause (x) of this subsection
(f) or until any such proposed annual
budget is approved by Agent, the most recent Annual Budget shall continue in effect until approval of the Annual Budget for such calendar year. In the event a proposed annual budget has been submitted pursuant to clause (x) of this subsection (f) but specific Line Items therein have been disapproved, those Line Items which have been approved or deemed approved in accordance with this Section 5.1(f) shall be incorporated into the Annual Budget for such year and the disapproved Line Items may be incorporated into the Annual Budget in amounts as determined reasonably by Borrower, subject to the following limitations:

                 (A) if the Line Item is for capital repairs and replacements or other capital improvements, the budgeted amount therefor shall not, when added to the other capital repair and replacement and other capital improvements which are budgeted, result in the aggregate budgeted amount for all such Line Items (not including any Conference Construction Costs or the Beach Club Construction) being less than (y) $3.5 million prior to January 1, 1999 and (z) $4.5 million from and after January 1, 1999 or more than
         (1) $5.4 million prior to January 1, 1999 and (2) $6.5 million from and after January 1, 1999; and

                 (B) with respect to all other Line Items, the amount shall be not less than 90% nor more than 110% of the equivalent item in the last approved Annual Budget.

                 (iv) The updated budget provided by Borrower pursuant to clause (y) of this subsection (f) shall be used for purposes of determining the Minimum Liquidity Amount or in making other projections affecting the application of funds in any of the Accounts only upon the approval of such updated budget by Agent and Starwood.

                          (g) Change in Circumstance. Promptly notify Agent in writing of any material change in any fact or circumstance represented or warranted by Borrower herein or in any other documents furnished to Agent in connection with the Facility.

                          (h) Additional Instruments. Execute such additional instruments as may be reasonably requested by Agent in order to carry out the intent of this Agreement and to perfect or give further assurances of any of the rights or security interests granted or provided for hereunder or under any of the Loan Documents.

                 (i) Insurance. Maintain from and after the date hereof and at all times while this Agreement is in effect or any Note remains outstanding, at Borrower's sole expense, the Required Insurance. Borrower shall furnish to Agent duplicate copies of policies of insurance or certificates of Borrower's insurance agent certifying to the insurance required and including photocopies of all policies certified by such agent to be correct, complete and current (i) on or before the date hereof, (ii) upon the renewal or replacement of existing coverage or the obtaining of additional coverage, and (iii) at any other time upon the reasonable request of Agent.

                 (j) Management. Operate the Property at all times as a first-class luxury hotel, cause the Property to be managed by Manager in accordance with the terms of the Management Agreement, perform and observe all the terms and provisions of the Management Agreement to be performed or observed by Borrower, maintain the Management Agreement in full force and effect, enforce the Management Agreement in accordance with its terms, take all such action to such end as may be from time to time as reasonably requested by Agent and, upon request of Agent, make to Manager such demands and requests for information and reports or for action as the Borrower is entitled to make under the management Agreement, except, in any case, where the failure to do so, either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Change. The Management Agreement may be terminated by Agent upon thirty (30) days' prior written notice to the Borrower and Manager if (i) Manager commits any act which would permit termination under the Management Agreement or (ii) there is a change of Control of Manager, other than a change of Control resulting from the death or incapacity of any natural person. Any appointment of a manager not directly or indirectly owned 100% by Holdings shall be subject to the prior written consent of Agent, which consent may be withheld in Agent's sole and absolute discretion. Notwithstanding the foregoing, any successor manager not owned 100% by Holdings selected hereunder by Agent or the Borrower to manage the Property shall be a nationally recognized first-class manager of luxury hotels, with all license agreements necessary or appropriate to permit such replacement Manager to operate the Property. Any agreement between Borrower and the new Manager shall be subject to Agent's prior written approval provided that (a) the new Manager enters into an agreement to subordinate its fees in the same form as the Management Subordination Agreement or in such other form as Agent may approve in Agent's sole and absolute discretion and (b) such management agreement may be terminated by Agent upon the foreclosure, deed in lieu of foreclosure or other remedial transfer of the Property to the Lenders or their designee. Borrower shall cause the management of the Property at all times to be supervised by the Senior Supervisors and cause such Senior Supervisors to devote that portion of their time necessary in the supervision of the management of the Real Property to assure Borrower's performance hereunder and under the other Loan Documents. Except for changes beyond the control of Borrower (such as Termination for Cause, retirement, resignation (but no Senior Supervisor may resign in order to take any position with any Affiliate of Borrower or any Affiliate of any other Borrower Entity), death or disability of a Senior Supervisor), no change in the Senior Supervisors shall be made without the Agent's prior written consent.
The foregoing notwithstanding, none of the Senior Supervisors or Manager is intended to be, or shall be, a third-party beneficiary to this Agreement.

                 (k) Single Purpose Entity. Borrower hereby represents and warrants to, and covenants with, Agent that, as of the date hereof and until such time as all amounts payable under the Notes and the other Loan Documents shall be paid in full, Borrower:

                 (i) does not own and shall not own any asset other than the Property;

                 (ii) is not engaged and shall not engage in any business other than those necessary for the ownership, management or operation of the Property;

                 (iii) shall conduct and operate its business substantially as presently conducted and operated;

                 (iv) shall maintain books and records and bank accounts separate from those of its Affiliates or any other entity, including Permitted Subsidiaries;

                 (v)      shall maintain its own separate business office;

                 (vi) shall be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate, including each General Partner);

                 (vii)    shall file its own tax returns;

                 (viii) shall as of the date hereof have adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; and

                 (ix) shall not commingle the funds and other financial assets of the Borrower with those of either General Partner, any Affiliate or any other person; and

                 (l) Appraisal Updates. From and after the first anniversary of Conference Substantial Completion, from time to time upon the request of Agent, but no more than once in any calendar year, deliver to Agent, an Appraisal Update.

                 (m) Construction Notices. Promptly upon the giving or receipt of such notice, forward to Agent copies of all material written notices given or received by Borrower with respect to the Conference Construction to or from: (i) Contractor or any subcontractor or material supplier, or any of the design professionals (including notices relating to any nonconforming construction, any refusal or inability to pay or perform pursuant to the terms of any contract or other agreement or any delay, default or change order) or
(ii) any claim of default, or relating to any work stoppage, notice of violation or cease and desist order, stop order, construction liens, strike, claim, litigation, damage, loss or any other materially adverse condition, circumstance or event.

                 (n) Construction Payments. Pay and discharge or cause to be paid and discharged promptly all payments due for labor, materials and supplies unless the same shall be contested by Borrower in good faith by appropriate proceedings and sufficient funds are available in the Facility Escrow Account to pay such contested amount in full; provided, however, that Borrower shall not be deemed to be in default under this subsection (n) if at the time such payments are due, (i) the balance of the Facility Escrow Account is sufficient to make such payments, (ii) the conditions for the release of such payments from the Facility Escrow Account set forth in the Security Agreement have been satisfied and (iii) such funds are not disbursed from the Facility Escrow Account for such payments in accordance with the Security Agreement.

                 (o) Subcontracts. Make available for inspection at all times by the Lender Construction Representative and Agent copies of all subcontracts entered into by Contractor and furnish to the Lender Construction Representative and Agent, upon request, copies of the same.

                 (p)      Prosecution and Completion of Construction.

                          (i) Cause all work on the Conference Construction and, in the event Borrower commences the Beach Club Construction, the Beach Club Construction to proceed diligently and continuously, with sufficient workers employed and sufficient materials supplied for that purpose so that, subject to Force Majeure, Conference Substantial Completion and Beach Club Substantial Completion are achieved no later than the Conference Completion Date and, in the event Beach Club Construction is commenced, that Beach Club Substantial Completion occurs in a reasonably expeditious manner;

                          (ii) Cause all construction work on the Conference Construction to be performed in accordance with the Conference Plans and Specifications (other than deviations therefrom that are immaterial individually or in the aggregate) and any and all construction work performed at the Real Property at any time to be in conformity with the Legal Requirements, the requirements of all insurers and fire underwriters, and with the requirements set forth herein and in the other Loan Documents;

                          (iii) Cause all materials acquired or furnished in connection with the construction of the Conference Improvements but not affixed or incorporated into the Real Property to be stored under adequate safeguards to minimize the possibility of loss, theft, damage or commingling with other materials or projects;

                          (iv) To the extent not already included in Requests for Conference Construction Disbursement, from time to time upon the request of Agent, deliver to Agent such certificates and other documentation evidencing that the Conference Construction is proceeding in accordance with the schedule set forth in the Conference Construction Contract and confirming the matters set forth in the preceding clauses (i) through (iii); and

                          (v) Cause all work on the golf course located on the Real Property to proceed diligently and continuously in accordance with the Capital Expenditure Plan previously approved by Agent in connection therewith.

                 (q) Inspection; Repair. At all times during normal business hours and upon reasonable prior notice, provide Agent, its representatives and the Lender Construction Representative full and free access to the Conference Improvements, the Conference Plans and Specifications and all shop and related drawings. Prior to Conference Substantial Completion, as soon as reasonably practical after receipt of written notice from Agent, Borrower shall proceed diligently to remove all fixtures, equipment and other materials which do not substantially conform to the Conference Plans and Specifications and immediately thereafter repair and replace all work and materials so removed or damaged thereby, in each case at Borrower's sole cost and expense and not from the proceeds of any Conference Construction Disbursement.

                 (r) Final Lien Waivers. Within ten (10) Business Days after the Final Conference Construction Disbursement, deliver to Agent the Required Lien Waivers from the Contractor and each subcontractor who has delivered a "notice to Owner" to Borrower under the Florida Construction Lien Law and who has not previously delivered the Required Lien Waivers.

                 (s) Post-Completion. Within ninety (90) days after Conference Substantial Completion, (i) complete, or cause to be completed, all punch list items relating to the Conference Improvements, (ii) deliver to Agent the As-Built Survey and the As-Built Conference Plans and Specifications and
(iii) obtain all final permits and approvals required for the normal use and occupancy of the Conference Improvements (including a permanent certificate of occupancy if required for occupancy under applicable laws or its equivalent for each of the Conference Improvements).

                 (t) Deficiencies. Within twenty (20) days after receipt from Agent of a notice of any Deficiency, which notice Agent may send to Borrower at any time or times as Agent may deem appropriate to notify Borrower that there is a Deficiency, deposit into the Facility Escrow Account an amount sufficient to eliminate such Deficiency.

                 (u) Indemnity. Indemnify, defend and hold harmless the Indemnified Parties from and against any and all liabilities, losses, claims, damages and expenses incidental thereto, including reasonable attorneys' fees and expenses, of any kind or nature directly or indirectly resulting from or arising out of the Conference Construction Disbursements, the construction of the Expansion Plan Improvements or any act or omission to act by the Lenders or their respective officers, directors, employees or agents in connection therewith, including, without limitation, all claims for commissions to any broker or intermediary, disputes between or among Borrower, Contractor, Architect, any design professional, subcontractors, material suppliers and purchasers, unless caused by the gross negligence or willful malfeasance of any Indemnified Party.

                 (v) Beach Club Construction. Borrower shall provide for the Beach Club Reserve within the Facility Escrow Account which shall be deducted from the Restricted Payments Available Amount. In the event Beach Club Substantial Completion has not occurred by the Beach Club Completion Date and Agent has not approved a plan for the Beach Club Construction on or prior to the Beach Club Completion Date that contemplates a completion date acceptable to Agent, then Borrower shall prepay the Facility on or prior to the Beach Club Completion Date by an amount equal to the Beach Club Reserve.

                 (w) Interest Rate Protection Agreement. Enter into, and perform its obligations under, such Interest Rate Protection Agreements such that at all times while any Note shall remain outstanding, Borrower has effectively hedged its risk against an increase in the LIBOR Base to a per annum rate in excess of 8.75%.

                 (x) TAA. Within ninety (90) days after the Effective Date, Borrower shall obtain from the Florida Department of Revenue a Technical Assistance Advisement advising that no stamp or intangible taxes are or will be due as a result of the transactions contemplated hereby and shall deliver a copy of the same to Agent.

                 (y)      Licenses and Permits.  Within one hundred eighty
(180) days after the date hereof, obtain all licenses and permits described in
Section 4.1(g)(ii).

                 SECTION 5.2. NEGATIVE COVENANTS. Borrower covenants and agrees that from the date hereof and for so long as this Agreement shall remain in effect or any Note shall remain outstanding, Borrower shall not:

                 (a) Amendment or Modification. Amend, terminate or modify, or permit to be amended, terminated or modified, or waived any provisions or requirements of (i) in any manner that is not immaterial, the Conference Plans and Specifications, (ii) in respect of any monetary, financial or economic matter, or in respect of any other material manner, the Conference Construction Contract or (iii) in any material adverse manner, any Material Agreement.

                 (b) Change of Control. Without the written consent of Agent (which consent may be withheld by Agent in its sole and absolute discretion) cause, permit or suffer any Change of Control.

                 (c) Assignment. Assign this Agreement or any of the Loan Documents.

                 (d) Governing Documents. Without the prior written consent of Agent, (i) amend, or permit to be amended, the Partnership Agreement or Borrower's Certificate of Limited Partnership or (ii) materially amend Managing General Partner's Articles of Incorporation or by-laws.

                 (e) Other Indebtedness. Incur, or allow Borrower or either General Partner to incur, any Indebtedness other than Permitted Debt.

                 (f) Payments; Distributions. Pay any distributions, dividends or other payments with respect to any Borrower Entity, any partnership or other equity interest in any Borrower Entity, or return any capital to any Borrower Entity or any partner or shareholder thereof or make any distribution of assets, rights, options, obligations or securities to any partner or shareholder thereof, or pay any interest on or repay any principal of any loan made to any Borrower Entity by any of the foregoing (each of the foregoing, a "DISTRIBUTION") except as a Restricted Payment disbursement from the Facility Escrow Account in accordance with the conditions set forth in, and only to the extent permitted under, the Security Agreement.

                 (g)      [Intentionally Omitted].

                 (h) Negative Pledge. Enter into or suffer to exist any agreement prohibiting or conditioning the creation or assumption of any lien upon any of its property or assets other than any such agreement in favor of Agent and the Lenders or in connection with Permitted Debt.

                 (i) Partnership. Become a general partner in any general or limited partnership.

                 (j) Use of Property. Use, or cause to be used, the Real Property as anything other than a first class resort hotel complex, business conference center and resort membership club. Borrower shall not use, or permit the use of, the Real Property for any other use without the prior written consent of Agent, which consent may be withheld by Agent in its sole and absolute discretion.

                 (k) Change Orders. Make or allow any material revision to the Conference Plans and Specifications unless each of the following conditions are satisfied:

                          (i) Agent shall have received written notice of such revision signed by Borrower and the Lender Construction Representative that includes a description of the changes;

                           (ii) Such revision shall not create a Deficiency that is not cured by Borrower pursuant to Section 5.1(t); and

                          (iii) subject to the next sentence, Agent shall have consented to such revisions, such consent not to be unreasonably withheld or delayed. Such consent, however, will not be required if such revisions are necessary to comply with Legal Requirements or correct errors or insufficiencies in the Conference Plans and Specifications or if the Lender Construction Representative certifies to Agent that such revisions, and the changes to be made in the Conference Improvements reflected thereby, shall not, individually or in the aggregate, (A) cause Conference Substantial Completion to occur after the Conference Completion Date, (B) materially alter the architectural format or style of the Conference Improvements, (C) materially alter the structural, electrical or mechanical components of the Conference Improvements, (D) increase the cost of constructing the Conference Improvements by more than $500,000 individually or $1,500,000 in the aggregate or (E) violate any Legal Requirements.

                 (l) Deer Creek and Carolina. Without Agent's prior, written consent, such consent not to be unreasonably withheld or delayed, materially modify or terminate the Deer Creek Agreements or Carolina Agreements.

                 (m) Conference Construction Contract. (i) Modify the retainage amounts under the Conference Construction Contract or (ii) modify the guaranteed maximum price payable under the Conference Construction Contract except as a result of change orders permitted pursuant to Section 5.2(k).


                                   ARTICLE 6

                         EVENTS OF DEFAULT AND REMEDIES

                 SECTION 6.1. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "EVENT OF DEFAULT" hereunder:

                 (a) Failure to Repay Notes. The failure to pay (i) on the Maturity Date, the outstanding principal of the Notes or (ii) when due, any installment of principal or interest due under any Note or due to any Hedge Provider under any Interest Rate Protection Agreements on or before the fifth
(5th) day after the same has become due and payable; provided, however, that no Event of Default shall be deemed to have occurred under this clause (ii) if at the time such payment of interest or principal is due, the balance of the Facility Escrow Account is sufficient to pay such principal or interest and such funds are distributable for such payment at such time pursuant to the Security Agreement.

                 (b) Failure to Pay Other Monetary Obligations. The failure to pay when due any money obligation (other than those set forth in Section 6.1(a)) under any of the Loan

Documents on or before the fifth (5th) day after Agent has notified Borrower that the same has become due and payable.

                 (c) Material Adverse Change. The occurrence of a Material Adverse Change and such condition is not remedied within ten (10) days after Agent has notified Borrower thereof; provided, however, that in the case of a Material Adverse Change that is susceptible to cure but which cannot be reasonably cured within such ten (10) days, such failure shall not constitute an Event of Default provided that (A) Borrower shall submit to Agent, within such ten (10) day period, a detailed plan to cure such Material Adverse Change reasonably satisfactory to Agent and (B) Borrower shall diligently pursue the curing of such Material Adverse Change.

                 (d) Litigation. The entry of any judgment against Borrower or either General Partner in excess of $500,000 that is not satisfied by the issuance of Permitted Debt, stayed on appeal or discharged or fully bonded within thirty (30) days after such entry.

                 (e)      [Intentionally omitted].

                 (f) Completion of Construction. The failure, subject to Force Majeure, to effect Conference Substantial Completion on or before the Conference Completion Date.

                 (g) Failure to Perform. The failure of Borrower to perform any other term, covenant or condition of this Agreement or of any of the other Loan Documents (other than any such failure specifically enumerated in this Section 6.1) and the continuation of such default for thirty (30) days following the giving of notice of such default to Borrower; provided, however, that in the case of a failure which cannot be reasonably cured within such thirty (30) days, such failure shall not constitute an Event of Default provided that (A) Borrower shall submit to Agent, within such thirty (30) day period, a detailed plan to cure such default reasonably satisfactory to Agent and (B) Borrower shall diligently pursue the curing of such default. The rights to notice and a cure period granted herein shall not be cumulative with any other rights to notice or a cure period in any other Loan Document and the giving of notice or a cure period pursuant to this paragraph shall satisfy any and all obligations of Agent or the Lenders to grant any such notice or cure period pursuant to any of the Loan Documents.

                 (h)      Misrepresentations.   The discovery that any
representation or warranty of any Borrower Entity under any of the Loan Documents or other materials submitted to Agent or the Lenders in connection with the Loan shall have been untrue or incorrect when made in any material adverse respect.

                 (i) Change of Control. Any default in the performance of Borrower's obligations under Section 5.2(b).

                 (j) Insolvency. (i) The commencement by any Borrower Entity of a voluntary case under the Bankruptcy Code or the taking by any Borrower Entity of any equivalent or similar action by the filing of a petition or otherwise under any other federal or state law in effect at the time relating to bankruptcy or insolvency;

                 (ii) (A) the entry of an order for relief against any Borrower Entity under the Bankruptcy Code or any other federal or state law in effect at the time relating to bankruptcy or insolvency or (B) the filing of a petition against Borrower under the Bankruptcy Code or the filing of a petition seeking any such equivalent or similar relief against Borrower under any other federal or state law in effect at the time relating to bankruptcy or insolvency, and, in either case, the failure of such Borrower Entity to have such petition dismissed within sixty (60) days after the date of such filing;

                 (iii) the making by any Borrower Entity of a general assignment for the benefit of its or any of their creditors;

                 (iv) the appointment of a receiver, trustee, custodian or similar officer for any Borrower Entity or for all or substantially all of the property of any Borrower Entity and the failure by such Borrower Entity, to secure the discharge of such receiver, trustee, custodian or similar officer within sixty (60) days after the date of such appointment; or

                 (v) the admission in writing by any Borrower Entity of any inability to pay debts generally as they become due.

                 SECTION 6.2. REMEDIES. Upon the occurrence of any Event of Default, Agent, in addition to any other rights or remedies available to Agent and/or the Lenders at law or in equity, or under any of the other Loan Documents, may exercise any one or more of the following rights and remedies as it, in its sole discretion, deems necessary or desirable:

                 (a) Acceleration. Declare immediately due and payable, without further notice or demand, all monies advanced under this Agreement, the Notes, the Mortgage and/or any of the Loan Documents which are then unpaid, together with all interest then accrued thereon and all other amounts then owing (including any LIBOR Breakage or Swap Breakage owed as a result of such declaration), and exercise all rights and remedies hereunder and under the Notes, the Mortgage and/or any of the other Loan Documents at law, in equity or otherwise; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Borrower Entity under the Bankruptcy Code, the Notes and all obligations thereunder and under any other Loan Agreement shall automatically become due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by Borrower.

                 (b) Possession. Enter upon and take possession of the Real Property and proceed in the name of Agent, the Lenders or Borrower, as the attorney-in-fact of Borrower (which authority is hereby granted by Borrower, is coupled with an interest, and is irrevocable), as Agent shall elect. If Agent elects to so enter upon and take possession of the Real Property, Agent (i) may enforce or cancel all contracts entered into by Borrower (including the Conference Construction Contract) or make other contracts which are in Agent's sole opinion advisable, (ii) may complete the construction of the Conference Construction and/or the Beach Club Construction and (iii) shall be reimbursed by Borrower upon demand any reasonable amount or amounts expended by Agent for such performance together with any reasonable costs, charges, or expenses incident thereto or otherwise incurred or expended by Agent or its representatives (including an Appraisal) on behalf of Borrower in connection with the Real Property, and the amounts so expended (A) shall be considered part of the Facility evidenced by the Notes and secured by the Mortgage and (B) shall bear interest at the Default Rate.

                 (c) No Further Obligations. Terminate Agent's and the Lenders' obligations under this Agreement.

                 (d) Injunctive Relief. Institute appropriate proceedings for injunctive relief (including specific performance of the obligations of Borrower hereunder).

                 (e) Cash Management. From and after the acceleration of any Notes in accordance with paragraph (a) above resulting from either an Event of Default described in Section 6.1(a), (b), (i), (j), any Prohibited Transfer or any other material Event of Default, direct the Operating Account Depositary to transfer the entire balance of the Operating Account to the Facility Escrow Account to be held and applied first to Operating Expenses approved by Agent and then to amounts payable under the Facility, in each case, in accordance with a separate "lock-box" agreement between Agent and Borrower in form and substance satisfactory to Agent and which shall govern the collection and disbursement of the Rents and Profits until such time as such acceleration is either rescinded or completion of a foreclosure of the Mortgage.

                 SECTION 6.3. REMEDIES CUMULATIVE; WAIVERS. All of the remedies herein given to Agent and/or the Lenders or otherwise available at law or in equity to Agent and/or the Lenders shall be cumulative and may be exercised separately, successively or concurrently. Failure to exercise any one of the remedies herein provided shall not constitute a waiver thereof by Agent or the Lenders, nor shall the use of any such remedies prevent the subsequent or concurrent resort to any other remedy or remedies vested in Agent and/or the Lenders by the Loan Documents or at law or in equity. To be effective, any waiver by Agent or the Lenders must be in writing and such waiver shall be limited in its effect to the condition or default specified therein, and no such waiver shall extend to any subsequent condition or default.

                                   ARTICLE 7

                                 MISCELLANEOUS

                 SECTION 7.1. AGENT'S DISCRETION. If any condition of this Agreement requires the submission of evidence of the existence or non-existence of a specified fact or facts, or implies as a condition the existence or non-existence of such fact or facts, Agent will, at all times, be free independently to establish to its sole satisfaction and in its sole discretion such existence or nonexistence. Where any matter herein requires the approval or consent of Agent, the giving or refusal to give such approval or consent shall be within Agent's sole discretion and shall be valid only if given in writing, except as may be expressly stated otherwise; provided, that Agent shall endeavor to diligently and expeditiously review the matters involved with such approval or consent and shall not unreasonably delay its notice to Borrower of its decision as to whether or not to grant such approval or consent.

                 SECTION 7.2. NO THIRD PARTY BENEFICIARY. The parties do not intend the benefits of this Agreement to inure to any third party, nor shall this Agreement be construed to make or render Agent or the Lenders liable to Contractor, any subcontractor, materialman, laborer or other person for goods or materials supplied or work or labor furnished or services rendered in connection with the completion of the Expansion Plan Improvements, or for debts or claims accruing to any such persons against Borrower. Neither Agent nor the Lenders shall be liable for the manner in which the Facility may be applied by Borrower. Notwithstanding anything contained herein, in the Notes or in any other Loan Document, or any conduct or course of conduct by any one or more of Borrower, Agent and the Lenders, before or after the execution of this Agreement, this Agreement shall not be construed as creating, or operate to create, any right, claim or cause of action against Agent or the Lenders or any of their respective officers, directors, agents or employees, in favor of any contractor, subcontractor, design professional, supplier of labor or materials, or any of their respective creditors, or any other person other than Borrower. No part of the Facility will be at any time subject, or liable to attachment or levy at the suit of any creditor of Borrower, or at the suit of any contractor, subcontractor or material supplier, or any of their creditors, and regardless of any other term, condition or provision hereof, no such third party will have any status, right or entitlement hereunder.

                 SECTION 7.3. NO JOINT VENTURE. Nothing contained in this Agreement or the other Loan Documents shall create a partnership or joint venture or principal-agent relationship among any of Borrower, Agent and the Lenders or between Agent or the Lenders and any other party, or cause Agent or the Lenders to be liable in any way for the debts or obligations of Borrower or any other party.

                 SECTION 7.4. RELIANCE ON REPRESENTATIONS AND WARRANTIES. Agent and the Lenders shall be entitled to rely upon the representations and warranties of any Borrower Entity set forth in any of the Loan Documents without any investigation by Agent or the

Lenders and notwithstanding any investigation conducted by Agent or the Lenders or on their behalf before or after the date hereof.

                 SECTION 7.5. NOTICES. All notices, approvals, consents, requests, demands and other communications with, to, from or upon the respective parties hereto shall be in writing and shall be hand delivered, sent by facsimile (with request for confirmation) or sent by guaranteed overnight delivery service or by registered mail, return receipt requested, postage prepaid, addressed as follows:

         If to Agent or the Lenders:

                          The Bank of Nova Scotia, New York Agency
                          One Liberty Plaza
                          New York, New York  10006
                          Attention: Office Head for Real Estate Banking,
                                           New York Agency
                          Facsimile:  (212) 225-5166

                 With a required copy to:

                          Shearman & Sterling
                          599 Lexington Avenue
                          New York, New York  10022
                          Attention:  Real Estate Notices
                                      6405/4341 TGL
                          Facsimile:  (212) 848-7179

         If to Borrower:

                          Panthers BRHC Limited
                          450 Las Olas Boulevard
                          Suite 1500
                          Fort Lauderdale, Florida  33301
                          Attention:  Richard L. Hundley, Esq.
                          Facsimile:   (954) 627-5080

                 With a required copy to:

                          Akerman, Senterfitt & Eidson, P.A.
                          One Southeast Third Avenue
                          28th Floor
                          Miami, Florida  33131
                          Attention:  Stephen K. Roddenberry, Esq.

                          Facsimile:   (305) 374-5095

                 and

                          The Private Merchant Banking Corporation
                          380 Lexington Avenue
                          Suite 4500
                          New York, New York  10168
                          Attention:  Theodore V. Fowler
                          Facsimile:   (212) 682-9519

or to such other address as either party may designate from time to time by notice to the other in the manner set forth herein. All such communications shall be deemed to be given (i) if hand delivered, sent by facsimile (with confirmed receipt) or sent by guaranteed overnight delivery service, on the day received (or, if such day is not a Business Day, on the first Business Day thereafter), or (ii) if mailed, on the third Business Day following deposit thereof in the U.S. Mail.

                 SECTION 7.6. TIME OF THE ESSENCE. All dates and times for performance set forth herein or in any of the other Loan Documents (whether or not elsewhere so stated) are of the essence; provided, however, that this
Section 7.6 shall not affect any notice or cure periods specifically set forth in the Loan Documents.

                 SECTION 7.7. COUNTERPARTS. This Agreement may be executed in any number of counterparts. All such counterparts will be deemed to be originals and will together constitute but one and the same instrument.

                 SECTION 7.8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed solely within such State.

                 SECTION 7.9. SEVERABILITY. Any provision in any of the Loan Documents that is unenforceable or invalid in any jurisdiction shall, as to such jurisdiction, be ineffective, but only to the extent of such unenforceability or invalidity and without affecting the remaining provisions thereof or affecting the operation, enforceability or validity of such provision in any other jurisdiction.

                 SECTION 7.10. JURISDICTION. Borrower hereby consents to the jurisdiction of the courts of New York and/or the United States District Court for the Southern District of New York in any and all actions or proceedings arising hereunder or pursuant hereto, and irrevocably agrees to service of process by any method permitted by applicable law.

                 SECTION 7.11. SURVIVAL. All agreements, representations and warranties made in this Agreement shall remain in full force and effect until the entire unpaid principal amount of the Facility, together with accrued but unpaid interest thereon and all other amounts due and payable by Borrower to Agent and/or the Lenders, have been paid in full.

                 SECTION 7.12. CONTROLLING DOCUMENT; AMENDMENT. The provisions of this Agreement (including the exhibits attached hereto) shall be deemed complementary to the provisions of the other Loan Documents, but in the event of conflict, the provisions hereof shall be deemed to modify and supersede the conflicting provisions in such other Loan Documents and to control to the extent enforceable under applicable law. Neither this Agreement nor any of the other Loan Documents may be modified or amended except by a written agreement executed by the party against whom enforcement thereof is sought.

                 SECTION 7.13. WAIVER OF JURY TRIAL. EACH OF BORROWER, AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE FACILITY OR THE ACTIONS OF AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                 SECTION 7.14. MERGER. This Agreement, the Loan Documents and the Exhibits attached hereto and thereto set forth the full and complete understanding of the parties with respect to the Facility. The terms and provisions of any other agreement between the parties with respect to the Facility, written or oral, are superseded by this Agreement, the Loan Documents and the Exhibits attached hereto and thereto in their entirety and shall be of no further force or effect.

                 SECTION 7.15.  ASSIGNMENT BY LENDERS.   Each Lender may,
without obtaining the consent of Borrower, (i) re-book its portion of the Facility with any domestic or foreign lending office, (ii) assign all or any part of its rights and obligations hereunder and under any Note to any other party and/or (iii) sell to one or more banks, persons or other entities, participating interests in or to its rights under any Note or any other interest hereunder; provided, that (A) no action set forth in this Section 7.15 above by any Lender results in any increased costs to Borrower pursuant to
Section 2.6, 2.7, 2.8 or 2.10(b) and (B) prior to the occurrence of an Event of Default, no Lender shall assign all or any part of its rights hereunder or under any Note to any Person other than an Eligible Assignee. Each Lender may, in connection with any such participation or sale, disclose to any participant or assignee or proposed participant or assignee that is an Eligible Assignee, any information relating to Borrower furnished to such Lender by or on behalf of Borrower.

                 SECTION 7.16. RIGHT OF SET-OFF. Subject to Section 6.2(e), upon the occurrence and during the continuance of any Event of Default, Agent is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding any accounts expressly designated to be owned by Borrower in trust for unrelated parties), including, without limitation, the Facility Escrow Account, the Operating Account and the Replacement Reserve Account at any time held and other indebtedness at any time owing by Agent to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement or any other Loan Document; provided, however, that unless Agent shall have accelerated the Facility, prior to Conference Substantial Completion, Agent shall set off and apply amounts from the Facility Escrow Account only to pay the costs of curing any default by, or enforcing the obligations of, Borrower under the Loan Documents. Agent shall give Borrower prompt notice of any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

                 SECTION 7.17. LIMITATION ON LIABILITY. (a) Subject to the limitations and exceptions contained in subsections (b), (c) and (d) below, no Exculpated Party shall have any personal liability under this Agreement or any of the Loan Documents, and no deficiency judgment shall be sought or enforced against any Exculpated Party. Recourse of Agent shall, subject to the limitations and exceptions contained in subsections (b), (c) and (d) below, be limited to, and satisfied exclusively from, the assets of the Borrower, including but not limited to the collateral and security provided under the Loan Documents.

                 (b) A judgment may be sought, obtained, entered and enforced against an Exculpated Party to the extent necessary to preserve or enforce the rights and remedies of Agent in, to or against the collateral and other security provided under the Loan Documents, and nothing contained in this Section shall be construed to limit, prejudice or impair the rights of Agent to enforce its rights and remedies against any property mortgaged, pledged, encumbered, assigned or granted to secure payment or performance under the Loan Documents, so long as no deficiency judgment or any judgment in the nature of a deficiency judgment or for money damages is obtained or enforced against an Exculpated Party.

                 (c) Each General Partner shall be personally liable to Agent and the Lenders for their respective damages (including loss of principal or interest and the Lenders' attorneys' fees and collection costs) arising out of any of the following circumstances:

                 (i)      fraud of Borrower or either General Partner;

                (ii) the making by Borrower or either General Partner of any representation or warranty that was incorrect or untrue in any material respect at the time made; and

               (iii) any misappropriation or misapplication of Rents and Profits, security deposits, insurance proceeds or condemnation awards relating to the Property or other collateral security provided under the Loan Documents in violation of the Loan

         Documents or any Distribution to a partner of Borrower in violation of the Loan Documents.

                 (d) Nothing contained herein shall affect any liability of any party under the Environmental Indemnity.

                 SECTION 7.18. INDEMNITY. Subject to Section 7.17, Borrower agrees to indemnify and hold harmless Agent, the Lenders and their respective partners, officers, directors, employees, agents and shareholders (the "INDEMNIFIED PARTIES") from and against any and all losses, damages, claims, costs and expenses (including reasonable attorneys' fees and disbursements) which may be imposed on, incurred by or asserted against any of the Indemnified Parties in connection with any transaction or matter at any time arising (including, without limitation, such time as BRHC was the owner of the Property) and in any way connected with the Property, the Facility, the Original Loan Documents or the Loan Documents, including, without limitation,
(i) the grant by Borrower or BRHC (as predecessor in title to Borrower) to Agent of security title to the Property pursuant to the Mortgage, (ii) all claims and demands whatsoever that may be asserted against any Indemnified Parties by reason of any alleged obligations or undertaking on Agent's part by virtue of the Mortgage to collect the Rents and Profits or (iii) the exercise by Agent of any of its rights pursuant to the Security Agreement, except, in each case, to the extent any such loss, damage, claim, cost or expense is the result of the willful misconduct or gross negligence of the Indemnified Party. Any amount payable under this Section shall be deemed a demand obligation, shall bear interest at the Default Rate and shall be secured by the Mortgage and the Security Agreement.

                 SECTION 7.19. CONFIDENTIALITY. Neither Agent nor any Lender shall disclose any Borrower Confidential Information to any Person without the consent of Borrower, other than (i) to Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors involved in originating, administering or servicing the Facility and to actual or prospective assignees and participants, and then only on a confidential basis (and, in the case of participants and prospective assignees, only after receiving their written agreement to preserve such confidentiality), (ii) as required by any law, rule or regulation or judicial process and (iii) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking.

                 SECTION 7.20. LENDER EXCULPATION. AGENT AND THE LENDERS SHALL HAVE NO LIABILITY HEREUNDER FOR ANY CONSEQUENTIAL, SPECIAL, PUNITIVE OR INDIRECT DAMAGES UNLESS FOUND BY A COURT OF COMPETENT JURISDICTION TO HAVE ACTED HEREUNDER IN BAD FAITH OR IN A GROSSLY NEGLIGENT MANNER.

                                   ARTICLE 8

                                     AGENT

                 SECTION 8.1. AUTHORIZATION AND ACTION. Each Lender irrevocably appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof and thereof, together with all such powers as are reasonably incidental thereto. Borrower may rely, without inquiry, on the authority of Agent to act on behalf of Lender until Borrower receives notice of the appointment of a successor Agent.

                 SECTION 8.2. SUCCESSOR AGENT. For purposes of this Agreement and all the other Loan Documents to which Agent is a party, subject to the appointment and acceptance of another Lender (approved by the Required Lenders and Borrower, if applicable) as successor Agent, Agent may resign as such at any time upon giving written notice thereof to the Lenders and Borrower. Agent may be removed at any time upon the consent of the Required Lenders other than Scotiabank, and a successor Agent approved by the Required Lenders shall thereupon be immediately appointed by the Lenders. The Lenders shall promptly notify Borrower of any removal of Scotiabank as Agent and the appointment of any successor Agent. Upon any resignation or removal of Scotiabank or any successor Agent as Agent, Scotiabank or such successor Agent, as applicable, shall deliver to any successor Agent all documents, records or instruments in its possession relating to it as Agent. Upon acceptance of any appointment as Agent, the successor Agent shall thereupon succeed to all the rights, powers, privileges and duties of the retiring Agent. After any Agent's resignation, the provisions of this Article 8 shall continue in effect for its benefit in respect of any actions taken or omitted by it while it was acting as Agent.


                                   ARTICLE 9

                         COLLATERAL RELEASE PROVISIONS

                 SECTION 9.1. PARTIAL RELEASE OF COLLATERAL. In the event Borrower desires to sell or otherwise convey any portion of the Real Property, including in connection with a determination by Borrower to (a) convert the Villas and/or certain other Real Property to a condominium or time-sharing form of ownership and to sell interests therein or (b) redesign the main complex golf course and, in connection therewith, create, develop and sell residential lots thereon, Borrower may request a release from the lien of the Mortgage on the applicable portion of the Real Property. Upon receipt of such request, Agent shall execute and deliver such documents and other instruments in recordable form as shall be necessary to release the applicable parcels from the lien of the Mortgage; provided, that each of the following conditions shall have been satisfied:

                 (i) No Event of Default shall have occurred and be continuing;

                 (ii) Agent shall have approved all documents and agreements relating thereto, including any condominium declaration, reciprocal easement agreement, management agreement or other agreement relating thereto;

                 (iii) Borrower has effected a valid subdivision of the applicable parcels from the Land and has otherwise complied with, and such development shall comply with, all Legal Requirements;

                 (iv) Borrower has provided Agent with such endorsements to the Title Policy as Agent shall request insuring the Lenders' interest in the Mortgage with respect to the remaining Real Property as a valid, enforceable and subsisting first priority lien on such Real Property, subject only to the Permitted Exceptions;


                 (v) Borrower shall have provided Agent with satisfactory evidence that the parcels to be released are or will be assessed and taxed separately from the remaining Property upon recording of the transferring deed;

                 (vi) In the case of a release of Real Property currently constituting a portion of the main complex golf course, Borrower shall have delivered evidence satisfactory to the Agent that (A) the redesign of the golf course will not materially adversely affect the value and utility of the main complex golf course as an amenity to the Real Property and (B) such redesign shall not result in a Material Adverse Change either upon completion or during any period of redesign or reconstruction, in each case, as reasonably determined by Agent;

                 (vii) Borrower shall have provided Agent with such surveys, drawings, plans, specifications, certificates, proposed easements, consents, agreements and opinions of counsel acceptable to Agent and other evidence as Agent may reasonably request or require to enable Agent to determine that the foregoing conditions have been satisfied;

                 (viii) Borrower shall have paid all of Agent's costs and expenses (including the reasonable fees and expenses of all attorneys and other consultants retained by Agent) incurred in connection with Agent's review of such request for release (whether or not such request is approved) and in connection with the preparation, negotiation, execution and delivery of all documents, instruments and agreements relating thereto;

                 (ix) Borrower shall pay to Agent the Net Sales Proceeds as a prepayment of the Facility to the extent outstanding and then to the Subordinate Facility; and

                 (x)      Such release shall not cause a Material Adverse
         Change.

                 Notwithstanding paragraph (ix) above, there shall be no release price payable to Agent with respect to a release of a portion of the Real Property if (A) the Net Sale Proceeds realized from the sale or other disposition of such assets are deposited into a segregated account that is pledged to, and under the sole dominion and control of Agent (the "SPECIAL PROJECT ACCOUNT") for application solely in accordance with a capital expenditure plan (a "CAPITAL EXPENDITURE PLAN") (including any nonrecourse project debt or other debt or equity financing which Borrower proposes to employ to finance a portion of such capital expenditures) that has been approved by Agent in its sole and absolute discretion and (B) Agent reasonably determines that, upon completion of the capital improvements to be funded by such amounts, there will be adequate Available Cash Flow in the absence of such released Real Property to make payment of Total Debt Service and Operating Expenses and to fund the Replacement Reserve Account and Tax Reserve Account in accordance with the terms and provisions of the Security Agreement. Upon any such deposit of Net Sales Proceeds into the Special Project Account, Borrower shall execute and deliver such amendments and modifications to the Security Agreement as Agent requests in connection with the depositing of Net Sales Proceeds into, and the subsequent disbursement of such amounts from, Special Project Account.


                                   *   *   *

                        [SIGNATURES BEGIN ON NEXT PAGE]

                 IN WITNESS WHEREOF, Borrower, Agent and the Lenders have executed this Agreement as of the date first above written.

                 BORROWER:


                                PANTHERS BRHC LIMITED, a
                                Florida Limited partnership



                                By:  Panthers BRGP Corporation, a Florida
                                     corporation, Managing General Partner


                                     By:
                                        --------------------------------------
                                        Steven M. Dauria
                                        Vice President

                                By:  Boca Raton Hotel and Club Limited
                                     Partnership, a Florida limited partnership,
                                     a General Partner


                                By:  BRMC, L.P., a Delaware limited
                                     partnership, general partner


                                     By:  BRMC, Inc., a Delaware corporation,
                                          general partner

                                          By:
                                              --------------------------------
                                              Robert D. Hughes
                                              Authorized Officer


                     [SIGNATURES CONTINUED ON NEXT PAGE]

                                AGENT:

                                THE BANK OF NOVA SCOTIA,
                                NEW YORK AGENCY


                                By:
                                   -------------------------------------------
                                     Mel Mandelbaum
                                     Vice President

                                LENDERS:

                                THE BANK OF NOVA SCOTIA,
                                NEW YORK AGENCY


                                By:
                                   -------------------------------------------
                                     Mel Mandelbaum
                                     Vice President

                     [SIGNATURES CONTINUED ON NEXT PAGE]

                                BANKERS TRUST COMPANY


                                By:
                                   -------------------------------------------
                                   Name:
                                   Title:

                                THE ROYAL BANK OF SCOTLAND PLC


                                By:
                                   -------------------------------------------
                                   Name:
                                   Title:

                                BANKBOSTON, N. A. (formerly known as The First National Bank of Boston)


                                By:
                                   -------------------------------------------
                                   Name:
                                   Title:

                                THE INTERNATIONAL COMMERCIAL BANK OF CHINA,
                                NEW YORK AGENCY


                                By:
                                   -------------------------------------------
                                   Name:
                                   Title:


                     [SIGNATURES CONTINUED ON NEXT PAGE]

                                KREDIETBANK N. V.


                                By:
                                   -------------------------------------------
                                   Name:
                                   Title:



                                By:
                                   -------------------------------------------
                                   Name:
                                   Title:

                                   Schedule 1

                        Quarterly Facility Amortization

         Quarterly Amortization Date                           Quarterly Amortization Amount
         ---------------------------                           -----------------------------
                 September 30, 1998                                          $750,000
                 December 31, 1998                                           $750,000
                 March 31, 1999                                              $750,000
                 June 30, 1999                                               $750,000
                 September 30, 1999                                          $1,250,000
                 December 31, 1999                                           $1,250,000
                 March 31, 2000                                              $1,250,000
                 June 30, 2000                                               $1,250,000
                 September 30, 2000                                          $1,750,000
                 December 31, 2000                                           $1,750,000
                 March 31, 2001                                              $1,750,000
                 June 30, 2001                                               $1,750,000


                                   Schedule 2

                            [Intentionally omitted]

                                   Schedule 3

                                   Litigation

                                  [To follow]

                                   Exhibit A

                       Form of Amended and Restated Note


$_____________                                            As of June ___, 1997
                                                          New York, New York



                 FOR VALUE RECEIVED, the undersigned, PANTHERS BRHC LIMITED, a Florida limited partnership ("BORROWER"), HEREBY PROMISES TO PAY to the order of _______________ ("LENDER") the principal sum of ______________________
______________________________ ($__________) (the "PRINCIPAL AMOUNT"), which amount constitutes a portion of the Facility (as defined in the Loan Agreement (as hereinafter defined)) made by Lender to Borrower pursuant to the Loan Agreement, in the manner provided in the Loan Agreement together with (i) interest on any and all principal amounts remaining unpaid hereunder until said principal amounts are paid in full, payable as provided in the Loan Agreement, and (ii) any and all other amounts that may be due by Borrower to Lender in connection with the Principal Amount in accordance with the Loan Documents.

                 Capitalized terms used in this Amended and Restated Note (this "NOTE") and not otherwise defined are used as defined in that certain Amended and Restated Loan Agreement, dated as of the date hereof, among Borrower, The Bank of Nova Scotia, New York Agency, as agent ("AGENT") for itself, Lender and the other bank parties thereto (the "Loan Agreement").

                 Both principal and interest are payable in lawful money of the United States of America to the Lender not later than 11:00 a.m., New York City Time, at the place set forth in the Loan Agreement, in immediately available funds.

                 This Note is a renewal of the indebtedness outstanding under a certain Senior Note, dated as of August 22, 1996, made by Boca Raton Hotel and Club Limited Partnership payable to the order of Lender. All Florida documentary stamp taxes and intangible taxes on the indebtedness evidenced by said Senior Note were previously paid and affixed to the mortgages and future advance notices identified in that certain Note Consolidation and Renewal Agreement, Mortgage Extension Agreement, Mortgage Spreader Agreement and Mortgage Modification (Sixth) Agreement, dated as of August 22, 1996, recorded in the Public Records of Palm Beach County, Florida. This Note evidences a "refinancing" exempt from further intangible taxes under Fla. Stat. ss. 199.145(4) because the amount of this Note does not exceed the amount outstanding under the Senior Note renewed hereby. This Note is exempt from Florida documentary stamp taxes under Fla. Stat. ss. 201.08 because it has been executed and delivered by the Borrower outside the State of Florida and because no assumption agreement or other mortgage modification has been recorded in said Public Records in connection herewith.

                 This Note is entitled to the benefits of the Loan Agreement and is secured by, inter alia, the Mortgage and the Security Agreement. The Loan Agreement, the Mortgage and the Security Agreement are incorporated herein by reference and shall be deemed a part of this Note as if set forth in full herein.

                 The Principal Amount, together with all interest accrued and unpaid thereon and all other sums then due and payable to Lender under this Note, shall be due and payable in full on the Maturity Date; provided, however, that prepayment of all or a portion of the Facility may be required under certain circumstances as provided in the Loan Agreement; and provided, further, that upon the occurrence of an Event of Default, at the option of Agent, the entire unpaid balance of this Note, together with all interest accrued and unpaid thereon and all other sums then due and payable hereunder, may become immediately due and payable in the manner, upon the conditions, and with the effect provided in, the Loan Agreement, and the rights and remedies provided in the Loan Agreement, the Mortgage and the Security Agreement shall apply.

                 This Note may be prepaid, in whole or in part, under the circumstances set forth in, and otherwise in accordance with and subject to the terms of, the Loan Agreement, and any such prepayment shall be applied in the manner provided in the Loan Agreement.

                 Borrower, for itself and its successors and assigns and any endorsers of this Note from time to time, hereby waives presentment for payment, demand, notice of dishonor, protest, notice of protest and any other notice Borrower may lawfully waive and any and all lack of diligence or delays in the collection or enforcement hereof, and waives and renounces all rights to the benefits of any statute of limitations and any moratorium, appraisement, exemption and homestead rights now provided or which may hereafter be provided by any federal or state statute, including, but not limited to, exemptions provided or allowed under the Bankruptcy Code, both as to itself and as to all of its property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals and modifications hereof.

                 No failure on the part of Lender to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                 Borrower waives trial by jury in any action brought on, under or by virtue of this Note.

                 The provisions of this Note shall be governed by and interpreted in accordance with the laws of the State of New York applicable to agreements made and to be performed within such State.

                 Any notice, request, demand, consent, approval or other communication which Borrower or Lender is obligated or may elect to give hereunder shall be given in the form and in the manner set forth in the Loan Agreement for the giving of notices thereunder and shall be deemed given for the purposes hereof at such time as the same, if given under the Loan Agreement, would be deemed given.

                 The provisions of this Note shall bind Borrower and its successors and assigns and inure to the benefit of Lender and Borrower and their respective successors and assigns. Without limiting the generality of the foregoing, it is expressly agreed that for so long as the Property (as defined in the Mortgage) or any portion thereof remains subject to the lien of the Mortgage, the obligations assumed hereunder by Borrower shall be binding upon all future owners of the interest of Borrower in the Property.

                 This Note may not be changed, amended, modified or discharged orally, but only by an instrument signed by Borrower and Lender, and compliance with the terms of this Note may be waived only by an instrument in writing signed by the party waiving compliance.

                 This Note may not be assigned except as permitted by the Loan Agreement.

                 If Borrower shall fail to make any payment due under this Note after the notice and within the grace periods, if any, provided for in the Loan Agreement, such failure shall constitute an Event of Default hereunder. The Loan Agreement, the Mortgage and the Security Agreement specify other events and circumstances which would constitute Events of Default hereunder and thereunder.

                 Subject to the limitations and exceptions set forth below, no Exculpated Party shall have any personal liability under this Agreement or any of the Loan Documents, and no deficiency judgment shall be sought or enforced against any Exculpated Party. Recourse of Agent shall, subject to the limitations and exceptions set forth below, be limited to, and satisfied exclusively from, the assets of the Borrower, including but not limited to the collateral and security provided under the Loan Documents.

                 A judgment may be sought, obtained, entered and enforced against an Exculpated Party to the extent necessary to preserve or enforce the rights and remedies of Agent in, to or against the collateral and other security provided under the Loan Documents, and nothing contained herein shall be construed to limit, prejudice or impair the rights of Agent to enforce its rights and remedies against any property mortgaged, pledged, encumbered, assigned or granted to secure payment or performance under the Loan Documents, so long as no deficiency judgment or any judgment in the nature of a deficiency judgment or for money damages is obtained or enforced against an Exculpated Party.

                 Each General Partner shall be personally liable to Lender for Lender's damages (including loss of principal or interest and Lender's attorneys' fees and collection costs) arising out of any of the following circumstances:

                 (i)      fraud of Borrower or either General Partner;

                (ii) the making by Borrower or either General Partner of any representation or warranty that was incorrect or untrue in any material respect at the time made; and

               (iii) any misappropriation or misapplication of Rents and Profits, security deposits, insurance proceeds or condemnation awards relating to the Property or other collateral security provided under the Loan Documents in violation of the Loan Documents or any Distribution to a partner of Borrower in violation of the Loan Documents.

                 Nothing contained herein shall affect any liability of any party under the Environmental Indemnity.

                                  *    *    *

                           [SIGNATURES ON NEXT PAGE]

                 IN WITNESS WHEREOF, Borrower has executed this Note on the date first set forth above.


                               BORROWER:


                               PANTHERS BRHC LIMITED, a
                               Florida Limited partnership


                               By:  Panthers BRGP Corporation, a Florida
                                    corporation, Managing General Partner


                                    By:  /s/ Steven M. Dauria
                                         -------------------------------------
                                         Steven M. Dauria
                                         Vice President

                               By:  Boca Raton Hotel and Club Limited
                                    Partnership, a Florida limited partnership,
                                    a General Partner


                               By: BRMC, L.P., a Delaware limited partnership, general partner

                                    By:  BRMC, Inc., a Delaware corporation,
                                         general partner


                                         By:  /s/ Robert D. Hughes
                                              ---------------------------------
                                              Robert D. Hughes
                                              Chief Executive Officer

                                   Exhibit B


                            [Intentionally Omitted]

                                   Exhibit C

               Description of Conference Plans and Specifications

                 See Attachment "E" to the Conference Construction Contract which is incorporated herein by this reference.

                                   Exhibit D

                              Construction Budget

                                [To be attached]

                                   Exhibit E

            Form of Request for Conference Construction Disbursement

                 Panthers BRHC Limited ("BORROWER"), the borrower under that certain Amended and Restated Loan Agreement (the "AGREEMENT"; capitalized terms not otherwise defined herein have the meanings given in the Agreement), dated as of June __, 1997 and entered into among Borrower, The Bank of Nova Scotia, as agent for the Lenders, and the Lenders, hereby certifies to and requests of Agent as follows:

                 (a) Construction Costs. Attached hereto as Schedule 1 is a true and correct summary of the Conference Construction Disbursements previously made to Borrower and the amount of the Conference Construction Disbursement requested hereby for Conference Construction Costs.

                 (b) Request to Agent for Disbursement. Borrower hereby requests Agent to direct the Facility Depositary to make a Conference Construction Disbursement in the amount of $____________.

                 (c) Representations. Borrower hereby represents to the Lender and Starwood that (i) all Conference Construction Costs set forth in previous Requests for Conference Construction Disbursement have been paid in full, (ii) all Conference Construction Costs incurred to date and set forth in this Request for Conference Construction Disbursement, have been or will be paid in full out of the Conference Construction Disbursement requested hereby, (iii) the Conference Construction Disbursement requested hereby shall be used solely for reimbursable Conference Construction Costs in accordance with the Loan Documents, (iv) the representations and warranties set forth in clauses (a) through (q) (except for (j)) of Section 4.1 of the Loan Agreement) are true and correct in all material respects and
         (v) no Default or Event of Default exists.

            BORROWER:


            PANTHERS BRHC LIMITED, a
            Florida Limited partnership


                                   By:  Panthers BRGP Corporation, a Florida
                                        corporation, Managing General Partner


                                        By:
                                           ------------------------------------
                                           Steven M. Dauria
                                           Vice President

                                   By:  Boca Raton Hotel and Club Limited
                                        Partnership, a Florida limited
                                        partnership, a General Partner


                                   By:  BRMC, L.P., a Delaware limited
                                        partnership, general partner


                                        By:  BRMC, Inc., a Delaware corporation,
                                             general partner

                                             By:    /s/ Robert D. Hughes
                                                    ---------------------------
                                                    Robert D. Hughes
                                                    Authorized Officer

                            Schedule 1 to Exhibit E

                         Conference Construction Costs

                                 BILLING PERIOD

                                From: _________
                                Thru: _________

                      CONTRACTOR'S APPLICATION FOR PAYMENT

                          1. Original Contract Sum                  $
                                                                     --------
                          2. Net Change by Change Orders            $
                                                                     --------
                          3. Contract Sum to Date (Line 1 & 2)      $
                                                                     --------
                          4. Total Completed & Stored to Date       $
                                                                     --------
                          5. Retainage Held by Owner                $
                                                                     --------
                          6. Total Earned Less Retainage            $
                                                                     --------
                          7. Less Previous Payments                 $
                                                                     --------
                          8. Current Payment Due                    $
                                                                     --------
                          9. Balance to Finish, Including Retainage $
                                                                     --------


  CHANGE ORDER SUMMARY                           ADDITIONS        DEDUCTIONS         NET CHANGE
  Change Orders Approved Previous Month

  Time Extension


  Total Change Order

Time Extension to Date:

                                   Exhibit F

                         Form of Inspection Certificate

                 Reference is made to that certain Amended and Restated Loan Agreement (the "AGREEMENT"; capitalized terms not otherwise defined herein have the meanings given in the Agreement), dated as of _______ __, 1997, among Panthers BRHC Limited ("BORROWER"), The Bank of Nova Scotia, New York Agency, as agent for the Lenders, and the Lenders.

                 ___________________ ("LENDER CONSTRUCTION REPRESENTATIVE") hereby certifies to the Lenders on the basis of an inspection of the Conference Improvements made by Inspecting Engineer on _______________, 19__ as follows:

                 (a) Lender Construction Representative estimates that, as of the date of such inspection, _____% of the Conference Improvements have been completed on the basis of work in place as part of the Conference Improvements.

                 (b) The work in place as part of the Conference Improvements as of the date of such inspection was completed substantially in accordance with the Conference Plans and Specifications therefor approved by the Lender Construction Representative.

                 (c) The fair value of the Conference Construction Costs actually incurred for work in place as part of the Conference Improvements is $_________.

                 (d) Lender Construction Representative estimates that the sum necessary to pay for all Conference Construction Costs to be incurred after the date hereof in completing the Conference Improvements is $_______________.

                 (e) Lender Construction Representative estimates that, subject to Force Majeure, Conference Substantial Completion shall occur on or about _____________________, 19__.


Dated:___________________, 19__           LENDER CONSTRUCTION REPRESENTATIVE


                                          -------------------------------------

                                          By:
                                             ----------------------------------
                                             Name:
                                             Title:

                                   Exhibit G

                        Form of Contractor's Certificate

                                 BILLING PERIOD

                                From: _________
                                Thru: _________

                      CONTRACTOR'S APPLICATION FOR PAYMENT

                          1. Original Contract Sum                  $
                                                                     --------
                          2. Net Change by Change Orders            $
                                                                     --------
                          3. Contract Sum to Date (Line 1 & 2)      $
                                                                     --------
                          4. Total Completed & Stored to Date       $
                                                                     --------
                          5. Retainage Held by Owner                $
                                                                     --------
                          6. Total Earned Less Retainage            $
                                                                     --------
                          7. Less Previous Payments                 $
                                                                     --------
                          8. Current Payment Due                    $
                                                                     --------
                          9. Balance to Finish, Including Retainage $
                                                                     --------



  CHANGE ORDER SUMMARY                           ADDITIONS        DEDUCTIONS         NET CHANGE
  Change Orders Approved Previous Month

  Time Extension

  Total Change Order

Time Extension to Date:

THE UNDERSIGNED CONTRACTOR CERTIFIES TO THE BANK OF NOVA SCOTIA, NEW YORK AGENCY, AS AGENT, THAT TO THE BEST OF THE CONTRACTOR'S KNOWLEDGE, INFORMATION AND BELIEF THE WORK COVERED BY THIS APPLICATION FOR PAYMENT HAS BEEN COMPLETED IN ACCORDANCE WITH ITS CONTRACT WITH PANTHERS BRHC LIMITED, THAT ALL AMOUNTS HAVE BEEN PAID BY THE CONTRACTOR FOR WORK FOR WHICH PREVIOUS CERTIFICATES FOR PAYMENT WERE ISSUED AND PAYMENTS RECEIVED FROM THE OWNER, AND THAT THE CURRENT PAYMENT SHOWN HEREIN IS NOW DUE.

                 FLUOR DANIEL, INC.

                 ------------------------------------------
                 Name:
                 Title:

                                   Exhibit H

                   Form of Consent to Assignment of Agreement


                 THIS CONSENT AND AGREEMENT is given as of the __ day of _____, 1997, by ___________________ ("CONSENTING PARTY") to, and for the benefit of, THE BANK OF NOVA SCOTIA, NEW YORK AGENCY, individually and as agent ("AGENT") for itself and the Lenders (as defined in the Loan Agreement (as hereinafter defined)).

                 The undersigned hereby consents to the assignment of that certain [IDENTIFY CONTRACT], dated ______ __, 199_ (the "CONTRACT"), between Consenting Party and Panthers BRHC Limited ("BORROWER"), pursuant to that certain Amended and Restated Pledge, Assignment and Security Agreement (the "ASSIGNMENT") from Borrower to Agent and hereby agrees with Agent and the Lenders that:

                 (a) Upon the occurrence of an Event of Default under that certain Amended and Restated Loan Agreement (as the same may, from time to time, be amended, supplemented or otherwise modified, the "LOAN AGREEMENT"), dated as of ______ __, 1997, among Borrower, Agent and the Lenders and the acceleration of Borrower's obligations thereunder, the Lenders shall be entitled to the performance by the undersigned of all of the undersigned's obligations under, and to exercise any and all rights and remedies of, Borrower under, or in connection with, the Contract; provided, however, that in no event shall Consenting Party's obligations to the Lenders exceed those existing under the Contract.

                 (b)  Consenting Party will not, without providing Agent thirty
(30) days' prior, written notice, (i) cancel or terminate the Contract or consent to or accept any cancellation or termination thereof, or (ii) materially amend or otherwise modify the Contract; and

                 (c) The undersigned acknowledges the security interest of the Lenders created by the Assignment.

                 IN WITNESS WHEREOF, the undersigned has caused this Consent to be duly executed and delivered as of the date first above written.

                                              [Consenting Party]


                                              By:
                                                 -----------------------------
                                                 Name:
                                                 Title: